UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Philadelphia Consolidated Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Preliminary Copies
PHILADELPHIA CONSOLIDATED HOLDING CORP.
One Bala Plaza, Suite 100
Bala Cynwyd, Pennsylvania 19004
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To The Holders of Common Stock:
     The Annual Meeting of Shareholders of Philadelphia Consolidated Holding Corp. (the “Company”) will be held on May 16, 2008 at 10:00 A.M. at the Hilton Philadelphia City Avenue, 4200 City Avenue, Philadelphia Pennsylvania for the following purposes:
(1)	To elect eleven Directors;

(2)	To vote on an amendment to the Company’s Articles of Incorporation to adopt a majority voting standard for Directors in uncontested elections and eliminate cumulative voting for Directors;

(3)	To vote on an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 125,000,000;

(4)	To vote on the approval of the appointment of the Company’s independent registered public accounting firm for the year 2008; and

(5)	To consider such other business as may properly come before the meeting.
The Board of Directors recommends that you vote FOR the election of each nominee for director, FOR the two amendments to the Company’s Articles of Incorporation referenced above and FOR the ratification and appointment of the independent registered public accounting firm for the 2008 fiscal year.
Important notice regarding the availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 16, 2008.
     The Proxy Statement and the 2007 Annual Report to Shareholders are available at:
http://ww3.ics.adp.com/streetlink/PHLY
     Once you have reviewed the proxy materials, you may vote your proxy over the Internet at (have your Proxy Card available when you access the web page):
www.voteproxy.com

Directions to the site of the Meeting which you can use if you wish to vote in person can be found on the last page of the Proxy Statement.
Shareholders of record at the close of business on March 7, 2008 are entitled to notice of, and to vote at, the Meeting.
By Order of the Board of Directors
Craig P. Keller
Secretary
April 15, 2008

Preliminary Copies
PHILADELPHIA CONSOLIDATED HOLDING CORP.
One Bala Plaza, Suite 100
Bala Cynwyd, Pennsylvania 19004

PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of Philadelphia Consolidated Holding Corp. (the “Company”), for use at the Annual Meeting of Shareholders to be held at the Hilton Philadelphia City Avenue, 4200 City Avenue, Philadelphia, Pennsylvania on May 16, 2008 at 10:00 A.M. This Proxy Statement, the foregoing Notice and the enclosed proxy are being sent to shareholders of the Company on or about April 15, 2008.
     Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary of the Company, by delivering a proxy bearing a later date or by attending the meeting and voting in person. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted in accordance with the Board of Directors’ recommendations on each proposal.
     The Board of Directors knows of no other matters which are likely to be brought before the meeting other than those specified in the notice thereof. If any other matters properly come before the meeting however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. You have four voting options:
•	Internet: You can vote over the Internet at the web address shown on your proxy card. Internet voting is available 24 hours a day. If you have access to the Internet, we encourage you to vote this way. If you vote over the Internet, do not return your proxy card.

•	Telephone: You can vote by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote over the telephone, do not return your proxy card.

•	Proxy Card: You can vote by signing, dating and mailing your proxy card in the postage-paid envelope provided.

•	Vote in Person: You can attend the Annual Meeting and vote at the meeting.
If a proxy is properly submitted by any of these methods, and is not subsequently revoked, shares will be voted in accordance with the instructions.
     In the absence of instructions, executed proxies will be voted “FOR” the eleven nominees for the Board of Directors; “FOR” the approval of an amendment to the Company’s Articles of Incorporation to adopt a majority voting standard for Directors in uncontested elections and to eliminate cumulative voting; “FOR” the approval of an amendment to the Company’s Articles of Incorporation to increase the number of shares of authorized common stock from 100,000,000 to 125,000,000; and “FOR” the approval of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2008.
     Shareholders of record at the close of business on March 7, 2008 are entitled to vote at the meeting. On March 7, 2008, the Company had outstanding 72,024,555 shares of common stock, no par value. Shareholders are currently entitled to vote cumulatively for the election of directors and to cast one vote per share on all other matters. For more information on cumulative voting, see the description on page 2 under “Proposal 1 — Election of Directors.” As to each proposal, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering that matter. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present.
     Directors will be elected by a plurality of the votes cast. As to the other proposals, the affirmative vote of a majority of the votes cast at the Annual Meeting by shareholders entitled to vote shall constitute approval by the shareholders.
     The Company has retained American Stock Transfer & Trust Company to solicit proxies by mail, courier, telephone, or facsimile and to request brokerage houses to forward soliciting material to beneficial owners. For these services the Company will pay a fee of approximately $112,500. The Company will pay all costs of solicitation.
PROPOSAL 1 ELECTION OF DIRECTORS
     The Board of Directors has nominated for election the eleven persons named below, to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. The Company believes that each nominee named below will be able to serve. However, should any such nominee be unable to serve as a director, the proxies will be voted for the election of such substitute nominee as the Board of Directors may propose.
     Cumulative voting is currently permitted in the election of directors, so each shareholder’s total number of votes equals the number of the shareholder’s shares of common stock multiplied by eleven, which is the number of directors to be elected. Each shareholder may allocate these votes equally among the nominees or otherwise as the shareholder specifies on the enclosed proxy card. If you wish to exercise cumulative voting, you must provide us with written instructions on the enclosed proxy card; you may not exercise cumulative voting by telephone or through the Internet. When you sign the proxy card, you are giving the proxy holders named in the proxy card discretion to cumulate votes for directors, unless you give instructions to the contrary. Unless a shareholder chooses a different allocation and so marks on the shareholder’s proxy card, it is anticipated that the proxy holders will allocate cumulative votes equally among all nominees for whom authority to vote has not been withheld. However, the proxy holders will have the discretion to allocate cumulative votes differently among those for whom authority to vote has not been withheld, so as to elect all or as many nominees of the Board as possible, depending on the circumstances at the Annual Meeting.
     The Board of Directors is submitting for shareholder approval in this Proxy Statement a proposal to approve an amendment to the Company’s Articles of Incorporation to (1) adopt a majority voting standard in uncontested elections of directors and (2) eliminate cumulative voting for the election of directors. The proposal will not affect cumulative voting in this year’s election of directors, but if the proposal is approved, it would eliminate cumulative voting in the election of directors in future years.
Nominees for Director
     The names and ages of the nominees, their principal occupations, length of service as Directors of the Company, and certain other biographical information are set forth below:
     JAMES J. MAGUIRE, age 74, has served as Chairman of the Board of Directors of the Company since its formation in 1981 and its subsidiaries since their formation. He previously served as Chief Executive Officer of the Company and subsidiaries since their formation until October 2002. Mr. Maguire also previously served as President of the Company until October 1999. He has worked in the insurance industry for over 40 years with experience in insurance accounting, underwriting, sales and marketing, claims management and administration.
     JAMES J. MAGUIRE, JR., age 47, joined the Company in 1996 and has served on the Board of Directors since 1997. He has served as Chief Executive Officer since October 2002 and as President since October 1999. Prior to his appointment as Chief Executive Officer, Mr. Maguire, Jr. served as Executive Vice President and Chief Operating Officer, and Vice President of Underwriting for the Company. Mr. Maguire, Jr. serves as a trustee of

Saint Joseph’s University. Mr. Maguire, Jr. is the son of Mr. James J. Maguire, the brother of Christopher J. Maguire and a first cousin of Mr. Sean S. Sweeney.
     SEAN S. SWEENEY, age 50, joined the Company in 1979 and has served on the Board of Directors of the Company since 1996. He has served as Executive Vice President, Director of Marketing since October 1998. He served as Senior Vice President, Director of Marketing for the Company from 1987 until his appointment as Executive Vice President. Mr. Sweeney previously was employed by the Company as a Regional Vice President, Regional Sales Manager, and Sales Representative. His current responsibilities include management of all marketing and sales for the Company. Mr. Sweeney is the nephew of Mr. James J. Maguire, and a first cousin of Messrs. James J. Maguire, Jr. and Christopher J. Maguire.
     AMINTA HAWKINS BREAUX, Ph.D., age 49, has served on the Board of Directors of the Company since October 2005. Dr. Breaux has held various administrative positions in higher education for over twenty years. She is currently Vice President for Student Affairs at Millersville University. Prior to joining Millersville University, Dr. Breaux served as Dean of Students at University of the Sciences in Philadelphia from January 2000 to March 2008 and was Assistant Provost at Drexel University in Philadelphia, Pa. She also is a member of the Board of Directors of Children’s Hospital of Philadelphia, and a Director of Philadelphia Academies, Inc.
     MICHAEL J. CASCIO, age 52, has served on the Board of Directors of the Company since February 2003. Mr. Cascio has served as a consultant to Kingsway Financial, an insurance business, since June 2003. Previously, Mr. Cascio served as President and CEO of Overseas Partners US Reinsurance Company from 2001 until November 15, 2003. Prior to his appointment as President and CEO of Overseas Partners US Reinsurance Company, Mr. Cascio served as Executive Vice President and Chief Underwriting Officer for Overseas Partners Ltd. from 2000 to 2001, Executive Vice President, Chief Underwriting Officer for Greenwich Re from 1998 to 1999, and Senior Vice President, Chief Underwriting Officer for Stockton Re from 1994 to 1998. Mr. Cascio is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries and has over 25 years of experience in the insurance industry, with concentration in the actuarial, underwriting and reinsurance areas.
     ELIZABETH H. GEMMILL, age 62, has served on the Board of Directors of the Company since October 2000. Ms. Gemmill is an attorney and has served as Chairperson of the Board of Philadelphia University since June 1998 and President of the Warwick Foundation, a private family foundation that provides grants to not-for-profit organizations, since January 1999. Ms. Gemmill previously served as Vice President and Secretary of the Tasty Baking Company from 1988 to 1999. Ms. Gemmill serves as a director of Universal Display Corporation, a technology research and development company, and a member of the Board of Trustees of Beneficial Mutual Bancorp, Inc.
     PAUL R. HERTEL, JR., age 80, joined the Board of Directors of the Company in October 2007. Mr. Hertel previously served as a member of the Board of Directors from July 1987 through February 2004. Mr. Hertel had been an insurance broker with Paul Hertel & Company, Inc. for over 40 years and served as Chairman of the Executive Committee of that company until his retirement in 2001.
     MICHAEL J. MORRIS, age 73, has served on the Board of Directors of the Company since April 2006. Mr. Morris previously served as a member of the Board of Directors from October 1993 to February 7, 2006. Mr. Morris served as Chairperson and Chief Executive Officer of Transport International Pool Corporation, a multinational corporation that principally provides transport services, from 1975 to his retirement in 1992. Mr. Morris is a member of the Board of Trustees and a member of the Audit Committee of Beneficial Mutual Bancorp, Inc. and a director and the Chairperson of the Audit Committee of Met-Pro Corp., a pollution control and fluid handling company.
     SHAUN F. O’MALLEY, age 72, has served on the Board of Directors of the Company since April 2006. Mr. O’Malley has served as lead director of the Board of Federal Home Loan Mortgage Company (“Freddie Mac”) since 2003, and has been a director of Freddie Mac since 2001. Mr. O’Malley is also a member of Freddie Mac’s audit committee. Mr. O’Malley retired from Price Waterhouse LLP in 1995, where he was Chairman and Senior Partner from 1988 to 1995. He also was President of the Financial Accounting Foundation from 1990 to 1992. Mr. O’Malley serves on the Board of Directors of Polymedix, Inc., an emerging biotechnology company, and the

Finance Company of Pennsylvania, a registered management investment company and is a member of the Audit Committee for each of these companies.
     DONALD A. PIZER, age 63, has served on the Board of Directors of the Company since March 2004. Mr. Pizer served as an audit partner of Ernst & Young LLP from 1982 until his retirement in June 2003. Prior to his retirement, Mr. Pizer was the Associate National Director of Financial Services Industry Services for Ernst & Young LLP and worked principally in their assurance and advisory business services.
     RONALD R. ROCK, age 48, has served on the Board of Directors of the Company since February 2006. Mr. Rock is founder and has been CEO of Knowledge Rules, Inc., a provider of Business Process Management initiatives to banking and insurance enterprises, since March 2003. Previously, Mr. Rock was Senior Vice President of Business Development and Marketing at Pegasystems, a business process and customer relationship management software development company.
Director Independence
     The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent”, in compliance with the rules of The Nasdaq Stock Market (“Nasdaq”), are comprised, in part, of those objective standards set forth in the Nasdaq Marketplace Rules, which generally provide that no director or nominee for director qualifies as “independent” unless the Board of Directors affirmatively determines that such person has no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Specifically, the following persons may not be considered independent: (i) a director or nominee for director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company; (ii) a director or nominee for director who accepted, or has a family member who accepted, any compensation from the Company or any parent or subsidiary of the Company in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than (1) compensation for Board or Board committee service, (2) compensation paid to a family member who is an employee (other than an executive officer) of the Company or a parent or subsidiary of the Company, or (3) benefits under a tax-qualified retirement plan, or non-discretionary compensation; (iii) a director or nominee for director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer; (iv) a director or nominee for director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (1) payments arising solely from investments in the Company’s securities or (2) payments under non-discretionary charitable contribution matching programs; (v) a director or nominee for director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or (vi) a director or nominee for director who is, or has a family member who is, a current partner of the Company ‘s independent registered public accounting firm, or was a partner or employee of the Company ‘s independent registered public accounting firm, who worked on the Company ‘s audit at any time during the past three years.
     The Board of Directors, in applying the above-referenced standards, has affirmatively determined that each of the following individuals is an “independent” director of the Company: Ms. Breaux, Mr. Cascio, Ms. Gemmill, Mr. Hertel, Jr., Mr. Morris, Mr. O’Malley, Mr. Pizer, and Mr. Rock. As part of the Board’s process in making such determination, each such director provided confirmation that (a) all of the above-cited objective criteria for independence are satisfied and (b) each such director has no other relationship with the Company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Independent Directors
     The Company’s Board of Directors has determined that a majority of its members meet Nasdaq’s standards for independence. See “Director Independence” above. The Company’s independent directors met 3 times in executive session in 2007 and it is anticipated that they will meet in executive session at least 2 times during 2008.

Audit Committee
     The Company’s Board of Directors has determined that all members of the Audit Committee meet the standards of independence required of audit committee members by Nasdaq and applicable United States Securities and Exchange Commission (“SEC” or the “Commission”) rules. See “Director Independence” above.
     The Board of Directors has determined that: (i) none of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, (ii) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including a company’s balance sheet, statement of operations and comprehensive income, and cash flow statement, and (iii) Donald A. Pizer, who previously served as an audit partner of Ernst & Young LLP from 1982 until his retirement in June 2003, is an Audit Committee financial expert. The Board made a qualitative assessment of Mr. Pizer’s level of knowledge and experience based on a number of factors, including his formal education, past employment experience in accounting and professional certification in accounting.
     The Audit Committee operates under a formal written charter adopted by the Board of Directors that governs its duties and conduct. The charter is reviewed annually for changes, as appropriate. The charter is available on the Company’s web site, www.phly.com under Investor Center: Corporate Governance: Committee Composition and Charters: Audit Committee: Audit Committee Charter, and copies can be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Secretary.
     PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee meets with management and the Company’s independent registered public accounting firm prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, any significant deficiencies in the design or operation of internal control over financial reporting. The Audit Committee has also established procedures to enable confidential and anonymous reporting to the Audit Committee of concerns regarding accounting or auditing matters. The Company conducts an appropriate review of all related party transactions required to be disclosed under Section 404 of Regulation S-K for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by the Audit Committee.
Compensation Committee
     All members of the Compensation Committee have been determined to meet Nasdaq’s standards for independence. See “Director Independence” above. Further, each member is a “non-employee director”, as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, and an “outside director” as defined in Treasury Regulations Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended. The Compensation Committee has a charter, which may be found at www.phly.com under Investor Center: Corporate Governance: Committee Composition and Charters: Compensation Committee: Compensation Committee Charter. Copies can be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Secretary.
     See the section below captioned “Compensation Discussion and Analysis” for a discussion of certain processes and procedures for the consideration and determination of compensation of the Company’s executives and directors.
     The Compensation Committee has delegated authority to the Company’s Chief Executive Officer to determine bonuses for the officer levels below Executive Vice President not to exceed a total bonus amount for these officers established by the Compensation Committee.

Governance and Nominating Committee
     All members of the Governance and Nominating Committee have been determined to meet Nasdaq’s standards for independence. See “Director Independence” above. The Governance and Nominating Committee operates under a formal written charter that governs its duties and standards of performance. The charter is available on the Company’s web site, www.phly.com under Investor Center: Corporate Governance: Committee Composition and Directors: Governance and Nominating Committee: Governance and Nominating Committee Charter, and copies can be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Secretary.
     As part of its duties, the Committee develops and recommends to the Board corporate governance principles. The Committee also identifies and recommends individuals for Board membership. To be considered for membership on the Board a candidate should meet the following criteria, at a minimum: a solid education, extensive business, professional or academic experience, and the requisite reputation, character, skills and judgment, which, in the Committee’s view, have prepared him or her for dealing with the multifaceted financial, business and other issues that confront a Board of Directors of a corporation with the size, complexity, reputation and success of the Company.
     In connection with each of the Company’s annual meetings of shareholders, the Committee will consider candidates for director recommended by any shareholder who (a) has been a continuous record owner of at least 2% of the Company’s common stock for at least one year prior to submission and (b) provides a written statement that the holder intends to continue ownership of the shares through the shareholders meeting. Such recommendation must be made by written notice addressed to the Secretary of the Company given no more than 120 days and no less than 90 days prior to the anniversary date of the last annual meeting of shareholders. Consequently, any such recommendation for consideration by the Committee with respect to the Company’s 2009 annual meeting of shareholders must be made no earlier than January 15, 2009 or later than February 14, 2009.
     Once the Governance and Nominating Committee has identified prospective nominees, background information will be elicited about the candidates, following which they will be interviewed and evaluated by the Committee, which will then report to the Board of Directors. No distinctions will be made as between internally-recommended candidates and those recommended by shareholders.
     All the director nominees named in this Proxy Statement met the Board’s criteria for membership and were recommended by the Governance and Nominating Committee for election by shareholders at this Annual Meeting.
Code of Conduct
     The Company has adopted a Code of Conduct that includes provisions ranging from restrictions on gifts to conflicts of interest, portions of which Code are intended to meet the definition of a “code of ethics” under applicable SEC rules. The Code is applicable to all directors, officers and employees, including the principal executive officer, principal financial officer, controller and persons performing similar functions. The Code is available on the Company’s web site, www.phly.com under Investor Center: Corporate Governance: Code of Conduct, and copies can be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Secretary.
Communication With the Board of Directors
     A shareholder who wishes to communicate with the Board of Directors, or specific individual directors, may do so by sending such communication in writing addressed to such directors or director at the address appearing on the first page of this Proxy Statement. All communications directed to members of the Board will be relayed to the intended Board member(s).

Additional Information Regarding the Board
     Meetings. During 2007, the Board of Directors met 4 times. Each director attended all of the meetings of the Board of Directors and any committee on which such director served.
     Board Committees. The Audit Committee met 8 times in 2007. The Audit Committee consists of Mr. Pizer (Chairperson), Mr. Morris and Mr. O’Malley. Among other duties, the Audit Committee recommends the selection of the Company’s independent registered public accounting firm; reviews and recommends action by the Board regarding the Company’s quarterly and annual reports filed with the SEC; discusses the Company’s audited financial statements with management and the independent registered public accounting firm; and reviews the scope and results of the independent audit and any internal audit.
     The Compensation Committee met 9 times in 2007. The Compensation Committee consists of Mr. Cascio (Chairperson), Ms. Breaux, Ms. Gemmill and Mr. Hertel, Jr. Among other duties, the Compensation Committee evaluates the performance of the Company’s principal officers, determines, and in certain cases recommends to the Board of Directors for approval, compensation of principal officers, and administers the Company’s various compensation plans.
     The Investment Committee met 4 times in 2007 and is responsible for monitoring investment policy and activities of the Company. The Investment Committee consists of Ms. Gemmill (Chairperson), Messrs. Hertel, Jr., Maguire, Maguire, Jr., Rock and Sweeney.
     The Governance and Nominating Committee met 2 times in 2007 and consists of Mr. Morris (Chairperson), Mr. O’Malley, and Mr. Rock. Among other duties, the Governance and Nominating Committee is responsible for recommending to the Board of Directors candidates for nomination to the Board.
     The Company does not have a policy with regard to Board members attendance at annual shareholder meetings. 9 of the Company’s 10 directors who then comprised the Board attended the 2007 Annual Meeting of Shareholders.
     The information in the section of this Proxy Statement captioned “Related Party Transactions” is incorporated in this section by reference.
Related Party Transactions
     During 2007, Messrs. James J. Maguire, James J. Maguire, Jr., Sean S. Sweeney and Christopher J. Maguire purchased 100,000, 100,000, 1,546 and 35,000 shares of the Company’s common stock, respectively, under the terms of the Company’s Non-Qualified Employee Stock Purchase Plan for a purchase price of $3,231,000, $3,231,000, $49,951 and $1,130,850, respectively. Under the terms of the Plan, which is open to all salaried employees of the Company, the purchase price of the stock was the lesser of 85% of the fair market value of the shares on the first business day of the 30 day offering period during which the stock could be purchased under the Plan or the date the shares were purchased. The purchase price of the shares represented a discount of $1,247,000, $1,247,000, $19,279 and $436,450 from the market value at the time of purchase by James J. Maguire, James J. Maguire, Jr., Sean S. Sweeney and Christopher J. Maguire, respectively. Also during 2007, Mr. Sweeney purchased 566 shares of the Company’s common stock under the terms of the Company’s Qualified Employee Stock Purchase Plan, which is open to all salaried employees of the Company, for a purchase price of $21,225. The purchase price of the shares represented a discount of $3,747 from the market value at the time of purchase by Mr. Sweeney.
     Mr. Timothy J. Maguire, the son of Mr. James J. Maguire and the brother of Messrs. James J. Maguire, Jr. and Christopher J. Maguire, is an employee of the Company. During 2007, Mr. Timothy J. Maguire purchased 100,000 shares of the Company’s common stock under the terms of the Company’s Non-Qualified Employee Stock Purchase Plan for a purchase price of $3,231,000. The purchase price of the shares represented a discount of $1,247,000 from the market value at the time of purchase by Mr. Timothy J. Maguire. Mr. Timothy J. Maguire has incurred indebtedness to the Company in connection with this purchase and prior purchases of shares of the Company’s common stock under the Company’s Non-Qualified Employee Stock Purchase Plan, as permitted by the terms of such Plan. Such indebtedness is payable in equal annual installments over a nine year period. The largest aggregate principal amount of such indebtedness during the period January 1, 2007 through March 14, 2008 was $7,951,163, and as of March 14, 2008, the aggregate principal amount of such indebtedness outstanding was $6,825,095. $2,192,124 in principal and $23,767 in interest payments, respectively, were made during such period on the indebtedness. The indebtedness is interest free, except after failure to timely pay principal or interest due on the indebtedness. Interest accrues on any payment not paid within fifteen days of the date due at three percentage points over the prime rate as quoted in The Wall Street Journal. During 2007 Mr. Timothy J. Maguire earned $471,000 in salary and bonus. He also received fringe benefits typical for the Company’s employees of the same class.
     Mr. John W. Glomb, Jr., the son-in-law of Mr. James J. Maguire and the brother-in-law of Messrs. James J. Maguire, Jr. and Christopher J. Maguire, is an employee of the Company. During 2007, Mr. Glomb, Jr. purchased 25,000 shares of the Company’s common stock under the terms of the Company’s Non-Qualified Employee Stock Purchase Plan for a purchase price of $807,750. The purchase price of the shares represented a discount of $311,750 from the market value at the time of purchase by Mr. Glomb, Jr. Mr. Glomb, Jr. has incurred indebtedness to the Company in connection with this purchase of shares of the Company’s common stock under the Company’s Non-Qualified Employee Stock Purchase Plan, as permitted by the terms of such Plan. Such indebtedness is payable in equal annual installments over a nine year period. The largest aggregate principal amount of such indebtedness during the period January 1, 2007 through March 14, 2008 was $807,750, and as of March 14, 2008, the aggregate principal amount of such indebtedness outstanding was $718,000. $89,750 in principal payments were made during 2007 on the indebtedness. The indebtedness is interest free, except after failure to timely pay principal or interest due on the indebtedness. Interest accrues on any payment not paid within fifteen days of the date due at three percentage points over the prime rate as quoted in The Wall Street Journal. During 2007 Mr. Glomb, Jr. earned $295,400 in salary and bonus. He also received fringe benefits typical for the Company’s employees of the same class.
     Under the terms of the Stock Purchase Plans referred to above, all shares purchased under the Plans are restricted, and may not be sold, transferred or made subject to any lien for a period of five years (or, in the case of the Qualified Employee Stock Purchase Plan, two years), measured from the first day of the applicable offering period. If an employee ceases to be employed by the Company or any of its subsidiaries on account of the employee’s retirement, death or disability, the employee (or, in the case of the employee’s death, the employee’s beneficiary if one has been designated, or the employee’s estate otherwise) will be entitled to the shares held in the employee’s investment account maintained under the Plans for these purposes, provided that any payment obligation of the employee with respect to such shares is satisfied. In those events, the Company’s right to repurchase during the five-year “restricted period” for the lesser of the purchase price or current fair market value will lapse with respect to such an employee’s shares. If an employee ceases to be employed by the Company or any of its subsidiaries for any reason other than retirement, disability or death, any shares purchased under the Plans which have not been beyond the five-year “restricted period” may be repurchased by the Company for the lesser of the fair market value of the shares or the purchase price paid for the shares.
Management — Directors and Executive Officers
     Directors hold office until the next annual meeting of the shareholders, or until their successors are duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. The nominees for Director and the Executive Officers of the Company are as follows:

Name	Age	Position

James J. Maguire	74	Chairman of the Board of Directors
James J. Maguire, Jr.	47	Director, President and Chief Executive Officer
Sean S. Sweeney	50	Director, Executive Vice President
Aminta Hawkins Breaux	49	Director
Michael J. Cascio	52	Director
Elizabeth H. Gemmill	62	Director
Paul R. Hertel, Jr.	80	Director
Michael J. Morris	73	Director
Shaun F. O’Malley	72	Director
Donald A. Pizer	63	Director
Ronald R. Rock	48	Director
Craig P. Keller	57	Executive Vice President, Secretary, Treasurer, and Chief Financial Officer
Christopher J. Maguire	43	Executive Vice President
T. Bruce Meyer	53	President and Chief Executive Officer, Liberty American Insurance Group
     See “Nominees for Director” for the biographies of the Directors.
     CRAIG P. KELLER, age 57, joined the Company as Vice President and Chief Financial Officer in December 1992 and was appointed Secretary in 1993, Treasurer in 1997, Senior Vice President in 1999 and Executive Vice President in 2003.
     CHRISTOPHER J. MAGUIRE, age 43, joined the Company in 1987. He has served as Executive Vice President and Chief Underwriting Officer since February 2003. Prior to his appointment as Executive Vice President in February 2003, he served as Senior Vice President, Chief Underwriting Officer from 2000 to 2003 and Vice President-Underwriting from 1997 to 2000. Mr. Maguire was previously employed by the Company as Assistant Vice President and in various underwriting positions. Mr. Maguire is the son of James J. Maguire, the brother of James J. Maguire, Jr. and a first cousin of Sean S. Sweeney.
     T. BRUCE MEYER, age 53, joined the Company in 1999 upon the acquisition of the Liberty American Insurance Group. He currently serves as President and Chief Executive Officer of Liberty American Insurance Group. Prior to his appointment as President and Chief Executive Officer of Liberty American Insurance Group in October 2005, he served as Chief Financial Officer of Liberty American Insurance Group and was appointed Assistant Secretary in 2000 and Senior Vice President in 2001.
     The information in the sections of this Proxy Statement captioned “Section 16(a) Beneficial Ownership Reporting Compliance”, “Code of Conduct”, “Additional Information Regarding the Board — Board Committees” (the first paragraph thereof) and “Audit Committee” are incorporated in this section by reference.
Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 7, 2008 by: (i) each person known to the Company to own beneficially more than 5% of the outstanding common stock; (ii) each of the Company’s directors, nominees for directors and persons referred to in the Summary Compensation Table; and (iii) all of the directors and executive officers as a group. As used in this table, “beneficially owned” means the sole or shared power to vote or dispose of, or to direct the voting or disposition of, the shares, or the right to acquire such power within 60 days after March 7, 2008 with respect to any shares.

	Shares		Percent
	Beneficially		Beneficially
Name(1)	Owned(2)		Owned

James J. Maguire	11,107,907	(3)	15.4%
James J. Maguire, Jr.	1,674,511	(4)	2.3%
Frances M. Maguire	8,257,530	(5)	11.5%
Aminta Hawkins Breaux	3,754		*
Michael J. Cascio	14,517		*
Elizabeth H. Gemmill	21,563		*
Paul R. Hertel, Jr.	54,270	(6)	*
Michael J. Morris	18,152		*
Shaun F. O’Malley	4,870		*
Donald A. Pizer	5,012		*
Ronald R. Rock	4,910		*
Sean S. Sweeney	419,227	(7)	*
Craig P. Keller	115,440	(8)	*
Christopher J. Maguire	1,447,788	(9)	2.0%
T. Bruce Meyer	7,609		*
EARNEST Partners, LLC	5,048,167	(10)	7.0%
FMR Corp.	4,342,420	(11)	6.0%
All Directors and Executive Officers as a Group (14 persons)	14,311,530		19.4%

*	Less than 1%

(1)	The named shareholders’ business address is One Bala Plaza, Suite 100, Bala Cynwyd, PA 19004, except that the business address of EARNEST Partners, LLC is 1180 Peachtree Street, NE, Suite 2300, Atlanta, GA 30309; and the business address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(2)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, unless otherwise noted in the footnotes to this table.

(3)	Of these shares, 5,251,500 are owned jointly by Mr. Maguire and his wife Frances M. Maguire, as to which Mr. Maguire shares the voting and investment power with his wife; 824,798 shares are owned by The Maguire Foundation, of which Mr. Maguire is co-director with his wife and shares voting and investment power with his wife for such shares; and 588,000 are owned of record by his wife. Mr. Maguire disclaims beneficial ownership of the 588,000 shares owned of record by his wife.

As of March 14, 2008, 1,734,228 shares were pledged in connection with margin loans made by a broker.

(4)	Of these shares, 332,448 shares are owned by a trust for the benefit of Mr. James J. Maguire, Jr.; and 840,000 shares are subject to currently outstanding options exercisable on or before 60 days from March 7, 2008.

As of March 14, 2008, 337,748 shares were pledged in connection with margin loans made by a broker.

(5)	Of these shares, 989,836 are held by a trust established by Mr. James J. Maguire of which the children of Ms. Maguire and Mr. James J. Maguire are the beneficiaries and of which Ms. Maguire is sole trustee and possesses sole voting and investment power with respect to such shares; 603,396 shares are in trusts for the children of Mr. and Mrs. James J. Maguire, as to which Ms. Maguire is deemed to be beneficial owner of such shares because she has shared voting and investment power of such shares as co-trustee of these trusts; 5,251,500 shares are owned jointly by Ms. Maguire and her husband James J. Maguire, as to which Ms. Maguire shares the voting and investment power with her husband; and 824,798 shares are owned by The Maguire Foundation, of which Ms. Maguire is co-director with her husband, and shares voting and investment power with her husband for such shares.

As of March 14, 2008, 1,278,480 shares were pledged in connection with margin loans made by a broker.

(6)	Of these shares, 50,000 are owned by P&E Limited Partnership, a family limited partnership, in which Mr. Hertel, Jr. and his wife own the stock of the corporate general partner and are also limited partners.

(7)	Shares beneficially owned include 135,000 shares subject to currently outstanding options exercisable on or before 60 days from March 7, 2008.

(8)	Shares beneficially owned include 90,000 shares subject to currently outstanding options exercisable on or before 60 days from March 7, 2008.

(9)	Shares beneficially owned include 596,448 shares subject to currently outstanding options exercisable on or before 60 days from March 7, 2008 and 299,448 shares held by a trust for Mr. Maguire as to which he has shared voting and investment power. These 299,448 shares are pledged to an investment banking firm to secure the obligations to such firm of a trust for Mr. Maguire, of which he is a co-trustee, in connection with a forward transaction entered into in 2006 by the trust with such firm.

As of March 14, 2008, 162,774 shares were pledged in connection with margin loans made by a broker.

(10)	According to the Schedule 13G filed in February 2008 with the SEC by EARNEST Partners, LLC: EARNEST Partners, LLC has sole voting power with respect to 1,689,447 of such shares, shared voting power with respect to 1,596,538 of such shares and sole investment power with respect to 5,048,167 of such shares; and all of its shares were acquired in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the Company and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.

(11)	According to the Schedule 13G filed in February 2008 with the SEC by FMR Corp.: FMR Corp. has sole voting power with respect to 109,620 of such shares and sole investment power with respect to 4,342,420 of such shares; and all of its shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of the copies of such forms received by it, and various representations made to it by its directors and executive officers as to the filing of Forms 5, for the period January 1, 2007 through December 31, 2007 the Company believes that all filing requirements applicable to its executive officers and directors were complied with, except for: two late filings of a Form 4, each of which related to one transaction for Mr. Maguire, Jr.

Executive Compensation
Compensation Discussion and Analysis
Overview
     During the last several years we have experienced very significant growth in our operations, net income and revenue. As we have grown into a larger organization, the Compensation Committee of our Board of Directors has implemented a compensation program for senior executives that is competitive with similarly sized insurance companies and rewards executives for their performance. The Compensation Committee has increased annual salaries for our executive officers and granted stock options, stock appreciation rights and other equity incentives that recognize the excellent performance of our business and help to align the interests of our executives with those of our shareholders. It also establishes performance goals in connection with annual bonuses.
     Unless we specifically state otherwise, this Compensation Discussion and Analysis relates to the compensation earned by our “named executive officers,” which we also refer to as “NEOs”, for 2007. Our NEOs are James J. Maguire, Jr., our Chief Executive Officer, or CEO, James J. Maguire, our Chairman, Craig P. Keller, our Chief Financial Officer, or CFO, and Executive Vice President, and Sean S. Sweeney and Christopher J. Maguire, Executive Vice Presidents.
Compensation Philosophy and Objectives
     We have a “pay-for-performance” philosophy which seeks to provide a compensation program that attracts, motivates and retains key executives, delivers rewards for high levels of performance and includes consequences for underperformance. This philosophy has been effective in retaining our top executives, with virtually no defections to competitors for many years. We tie a significant portion of the NEOs’ compensation, specifically that related to bonuses and equity awards, to the achievement of both short term financial objectives (the Company’s earnings per share, gross written premium growth, accident year loss and loss adjustment expense ratio, and departmental operating expenses) and long term financial objectives (the price of the Company’s common stock, which is typically affected by such financial metrics as earnings per share and the Company’s combined ratio), since a significant portion of the NEOs’ compensation consists of equity based awards. Equity awards provide for three or five year cliff vesting and become, to the extent the Company’s stock price increases, more valuable to the recipients. We are committed to a strong link between stated goals, which are reviewed and approved by the Compensation Committee, and our compensation program. The Compensation Committee designed a significant portion of the compensation program so that executives’ compensation opportunity is related to our stock performance and other financial metrics that the Compensation Committee believes influence the creation of long term shareholder value. For 2007, the financial metrics were the Company’s earnings per share, gross written premium growth, accident year loss and loss adjustment expense ratio, and departmental operating expenses.
     Under this approach, we provide (1) annual base salaries that in part recognize the value an employee has to us and (2) annual bonus opportunities for NEOs and other officers that reward them for our achievement of specified financial metrics that reflect the success of our operations and for the achievement by the NEOs and other officers of a number of individual, personal goals. We also make equity based awards to NEOs and other officers in order to link their ability to increase their net worth with the success of our stock performance, and to encourage retention by providing for multiple-year cliff vesting schedules. Finally, we offer retirement and other benefit plans that are available to our executives and other employees to provide for some measure of financial security, such as medical insurance and a 401(k) savings plan, as well as benefits intended to provide for work/life balance, such as paid holidays and vacation time.
Role of the Compensation Committee in Compensation Matters
     The Compensation Committee’s purposes include (1) the establishment and implementation of policies and programs relating to the compensation of our officers, (2) the determination, in some cases with the approval of our Board of Directors, of the amount and mix of the compensation of the NEOs and other executive officers, and (3) the evaluation of the performance of those officers.

     The Compensation Committee annually reviews and approves the corporate goals that relate to the compensation of the NEOs and evaluates whether the performance goals have been met in determining those officers’ compensation. The Compensation Committee considers our performance based awards in relation to similar incentive awards to CEOs and officers of comparable companies, internal pay equity and any other factors that the Compensation Committee deems appropriate.
     The provisions of any compensation plan or any regulatory requirement applicable to executive compensation that is intended to qualify as performance based compensation under applicable regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended, also referred to as the “Code,” may require that the Compensation Committee alone take any action or make any determination. In such event the Compensation Committee will make all applicable determinations and take all related actions in its sole discretion, and those determinations or actions will not require any approval by the Board of Directors. The Compensation Committee also makes recommendations to the Board of Directors in connection with the adoption of any new incentive compensation plans and equity based plans. The Compensation Committee reviews employee compensation policies and their impact on, and relation to, our culture. The members of the Compensation Committee are appointed by our Board of Directors and may be removed by the Board of Directors with or without cause.
     Each member of the Compensation Committee is an independent director under applicable NASDAQ rules, a “non-employee director” under applicable SEC rules and an “outside director” under applicable IRS rules.
     The Compensation Committee held 9 meetings during 2007.
Role of Executives in Establishing Compensation
     The Compensation Committee believes that having the input of management is important to the overall effectiveness of our executive compensation program. The Chairman, CEO, CFO and the Senior Vice President — Operations and Human Resources are the primary representatives of management who interact with the Compensation Committee to provide their perspectives on reward strategies and how to align them with our business and personnel strategies. These officers also attend Compensation Committee meetings when appropriate to participate in the presentation of materials and discussion of management’s views on compensation issues.
     The Compensation Committee relies on the CEO for input on the performance of the executive team and individual executives, and for recommendations on various compensation awards for executives other than the CEO. The Chairman makes recommendations to the Compensation Committee with respect to the compensation of the CEO. In addition, in January 2007, the Compensation Committee delegated to the CEO authority to determine bonuses for the officer levels below Executive Vice President not to exceed a total bonus amount for these officers established by the Compensation Committee.
Compensation Consultant and Benchmarking of Compensation
     The Compensation Committee has sole discretion to decide whether to retain an advisor. The Compensation Committee has retained Hay Group, a human resources and compensation consulting firm, to work at the direction of the committee as its independent advisor on executive compensation. The Compensation Committee Chairperson works directly with Hay Group to determine the scope of the work needed to assist the committee in its decision making processes. Hay Group meets periodically with the Compensation Committee to review issues and provide input on plan design and alternatives and interacts with Compensation Committee members, the CEO and other members of senior management to facilitate the development of our executive compensation strategy and approach to determining compensation levels.
     Hay Group prepares competitive pay analyses regarding both peer groups and the broader market, and provides percentile rank information on our asset size, revenues, and market capitalization as compared to the peer group. Hay Group attends Compensation Committee meetings, as needed, and the Compensation Committee’s executive sessions to present and discuss this market data and to advise the Compensation Committee on the level and design of compensation programs for the executive officers. In addition, with the approval of the Compensation Committee, Hay Group works with our management team on broad-based compensation design issues and overall executive compensation strategy.
     In January 2007, the Compensation Committee retained Hay Group to identify current trends and best practices in incentive compensation, review our long term incentive practices, suggest alternatives to the design of long term incentives and advise the Committee on the relative advantages and disadvantages of each of the identified alternatives. The Compensation Committee also asked Hay Group to recommend a peer group of other insurance companies for compensation comparison purposes. The Compensation Committee reviewed and approved the use of the peer group shown below for purposes of setting 2007 compensation. While some of these companies are in the NASDAQ Insurance Stocks Index and some are not, the Compensation Committee selected them for the peer group because they were considered comparable to us, either in terms of revenue size, asset size or market capitalization, or because they are in lines of business related to our business, or because we compete with them for both talent and business.
     The companies in the peer group are:
•	Argonaut Group Inc.

•	Aspen Insurance Group Inc.

•	Cincinnati Financial Corp.

•	Commerce Group Inc. / MA

•	Endurance Specialty Holdings LTD

•	Erie Indemnity Co.

•	Financial Security Assurance Holdings LTD/NY

•	Harleysville Group Inc.

•	HCC Insurance Holdings Inc.

•	Horace Mann Educators Corp.

•	Markel Corp.

•	Infinity Property & Casualty Corp.

•	Max Re Capital Ltd.

•	Ohio Casualty Corp.

•	Platinum Underwriters Holdings Ltd.

•	Renaissance Holdings Ltd

•	RLI Corp.

•	Selective Insurance Group Inc.

•	State Auto Financial Corp.

•	21st Century Insurance Group

•	WR Berkley Corp.

•	Zenith National Insurance Corp.
     Based upon the peer group review, the 2007 total cash compensation, consisting of base salary and target cash bonus, for the Company’s CEO was positioned slightly above the 25th percentile of total cash compensation for CEOs in the peer group, based on the public information most recently available in January 2007. His equity based compensation was positioned at the median. Total cash and equity based compensation for the Company’s CEO was positioned slightly below the 25th percentile. The 2007 total cash compensation for the Company’s Executive Vice President NEOs was positioned slightly below the 75th percentile of total cash compensation for NEOs with similar positions in the peer group. The Executive Vice President NEOs equity based compensation was positioned slightly above the 75th percentile, and the total cash and equity based compensation was positioned at the 75th percentile. The primary reason for the difference in the percentile ranks of the cash compensation of the CEO and the Executive Vice President NEOs is the Compensation Committee’s determination that the salary and bonus for the CEO should not be significantly higher than such compensation for the other Executive Vice President NEOs, to be consistent with our team philosophy. In contrast, a number of the other companies in the peer group award cash compensation to their CEOs at levels which are at least twice as high as the cash compensation of any of their other NEOs

Compensation Program
     The principal components of our executive compensation program are:
•	annual base salary;

•	annual incentive bonuses;

•	long term incentive compensation, which may consist of stock appreciation rights, stock options, performance based share awards, restricted stock and other equity based awards; and

•	retirement and other benefits.
     The Compensation Committee establishes the mix of these components so that the total is competitive with other insurance companies. Although we do not have a fixed policy for allocating compensation between cash and non-cash compensation or between short term and long term compensation, the Committee determined that the 2008 target bonuses for the CEO and the Executive Vice President NEOs should be set at 80% and 67%, respectively, of their base salaries. The Compensation Committee uses information provided by Hay Group to determine the appropriate level and mix of compensation components.
     The Compensation Committee used a summary “tally sheet” of all components of NEO compensation, prepared by our Senior Vice President-Operations and Human Resources, in reviewing all NEO compensation. The information in the tally sheet relating to the NEOs differed from that in the Summary Compensation Table set forth below only to the extent that the tally sheet included data for prior years. The Compensation Committee found the tally sheet useful in determining various elements of compensation for the NEOs in that it showed how those elements increased on a year-over-year basis, and how the compensation of the NEOs compared to each other and the other officers of the Company.
1. Annual Base Salary
     The Compensation Committee views a competitive annual base salary as an important compensation component to attract and retain executive talent. The Compensation Committee makes annual recommendations for NEO base salaries to the Board of Directors for the Board’s approval. In making its recommendations, the Compensation Committee considers a number of factors, including:
•	internal pay equity;

•	external competitiveness — base salaries of NEOs in the peer group;

•	the NEO’s level of responsibility;

•	the NEO’s performance;

•	the CEO’s recommendations for each of the NEOs other than the CEO and the Chairman; and

•	the Chairman’s recommendations for the CEO.
     With the exception of James J. Maguire, Chairman, the Compensation Committee recommended to the Board of Directors 2007 base salaries for the NEOs and the Board approved such base salaries. Mr. Maguire’s 2007 base salary of $1,000,000 was established by his employment agreement. The Chairman’s base salary has not been increased during the term of his current employment agreement. We set the Chairman’s annual base salary at $1,000,000 under his employment agreement for the following reasons: Mr. Maguire founded the Company and was the Company’s President and CEO until October 2002. Consequently, Mr. Maguire has had significantly more experience with the Company and the insurance industry than any other executive officer, and continues to take an active role in the determination of various Company policies. He also advised the Company during the course of the negotiation of his employment agreement that he did not expect to receive equity awards from the Company in the future. In addition, Pearl, Meyer & Partners, an independent executive compensation consulting firm advised us that in its view, Mr. Maguire’s annual salary was appropriate and within normal market practice.

     Because our executive compensation philosophy is primarily focused on incentive compensation, the Compensation Committee targeted the 2007 annual base salaries for the NEOs to be not greater than one-third of the total compensation package.
     We increased the NEO’s base salaries in 2007 as follows: $50,000 for Mr. Maguire, Jr., $60,000 for Mr. Keller and $35,000 for Messrs. Sweeney and Christopher J. Maguire. In determining these increases, the Compensation Committee took into account the performance of the NEOs, the compensation data for the peer group and the recommendation of Hay Group. Consistent with our team philosophy, we increased Mr. Keller’s base salary by a greater dollar amount to implement the Compensation Committee’s determination that for 2007 Mr. Keller’s annual base salary should be the same as such salary for the other Executive Vice Presidents. The Compensation Committee determined that for 2006 and 2007 the proportion of the total compensation of the NEOs consisting of base salary and annual incentive bonus should be increased, and the proportion of the total compensation of the NEOs consisting of equity incentives should be reduced. This movement is meant to better align the compensation mix with competitive practice.
2. Annual Incentive Compensation
     We use cash bonuses as a principal method of tying compensation to performance and determine the amount of cash bonuses annually. We determined the amounts of cash bonuses paid for 2007 based on achievement of both the individualized goals that we had established for each of the Executive Vice President NEOs and Company financial goals.
     For 2007, 100% of the CEO’s target bonus was payable if we achieved specified levels of earnings per share for 2007. For 2007, 50% of the target bonuses for the Executive Vice Presidents was payable if we achieved specified levels of earnings per share in 2007 and 50% of the target bonuses was payable in various amounts if the Executive Vice Presidents achieved a number of individualized goals which we established for each of them. The CEO’s target bonus was based solely on achievement of specific levels of earnings per share because, by doing so, the Company’s deduction of his 2007 compensation should not be limited by Section 162(m) of the Internal Revenue Code.
     For 2007, the percentage payable of the portion of an NEO’s target bonus that was based on our 2007 earnings per share was as follows:
150% if earnings per share were $3.50 or more;
100% if earnings per share were $3.30;
75% if earnings per share were $3.10;
50% if earnings per share were $2.97; and
0% if earnings per share were less than $2.97.
     These percentages were adjustable on a pro-rata basis to the extent earnings per share were between the above amounts. In addition, if earnings per share were above the $3.30 target level, the excess percentage over 100%, up to 50%, would be applied to both the portion of the bonuses attributable to the earnings per share level and the portion of the bonuses attributable to the individualized goals, assuming that the individualized goals were met. Our 2007 earnings per share were $4.40.
     The individualized goals established for the NEOs related to the achievement in 2007 of the following: For Mr. Keller, (1) the absence of significant deficiencies in our internal controls relating to our accounting department, (2) accomplishment of the outsourcing of the responsibility for calculating our option expense under SFAS 123R to an independent investment firm, (3) the automation of the calculation of our reinsurance premiums, and (4) The establishment of an independently developed performance benchmark which takes into account our asset allocation by which to measure the performance of our independent fixed income investment advisor. For Mr. Sweeney, (1) our aggregate gross written premiums exceeding budget, (2) our 2007 pure accident year loss and loss adjustment expense ratio (paid and case reserve loss and loss adjustment expense divided by net earned premiums) at 35% or less, (3) the expenses of our marketing department being at or below the budgeted expenses for such department, and (4) 300 or more agents being admitted to our “Firemark” group of insurance agents. For Mr. Christopher J. Maguire, (1) the expenses of our underwriting department at or below the budgeted expenses for such department, (2) our 2007 pure accident year loss and loss adjustment expense ratio at 35% or less, (3) the average time for policy issuance at fifteen days or less from the date the policy became effective, and (4) the absence of significant deficiencies in our internal controls relating to our underwriting department.
     The CEO presents to the Compensation Committee a summary appraisal for the Executive Vice President NEOs which discusses their achievement of the individual goals described above. The Compensation Committee then utilizes this information in determining whether such goals were attained.
     In February, 2008 the Compensation Committee determined that the NEOs which had individual goals had met all such goals. Consequently, we paid 150% of each NEO’s target bonus in February 2008. See the Summary Compensation Table below under the column captioned “Non-Equity Incentive Plan Compensation” for the amount of the NEOs bonuses for 2007.
     For the past 2 years, the Compensation Committee has not exercised any discretion to award bonuses absent achievement of the performance goals on which the bonuses were based.
3. Long Term Equity Incentive Compensation
     Long term incentive compensation is another principal component of our executive compensation program. Before 2006, we typically awarded long term compensation to the NEOs in the form of stock options. In 2007 and 2006, we awarded long term compensation to NEOs in the form of stock appreciation rights, also referred to as “SARs”, instead. The Compensation Committee decided to do so because SARs are less dilutive than stock options. SARs are the economic equivalent of a hypothetical option to acquire a specified number of shares of our common stock on the terms and conditions of the Stock Appreciation Right Grant Agreement that we issue in connection with each SAR grant. In 2007, awards of restricted stock, whose vesting is related to the achievement by the Company of certain financial goals, were also made to the NEOs as part of their long-term compensation. These awards of restricted stock are sometimes referred to as performance share awards. Under our Amended and Restated Employees’ Stock Incentive and Performance Based Compensation Plan, also referred to in this section as the “Plan”, we also may award long term incentive compensation in the form of restricted stock, performance shares and other forms of equity based incentive compensation. The Compensation Committee administers the Plan. The awards under the Plan encourage recipients to focus on long term company performance and enable recipients to increase their stake in us through equity based awards. This is intended to align the participant’s interests with those of other shareholders by increasing the proportion of their compensation that is related to our long term performance. The Compensation Committee periodically makes awards under the Plan in order to reward executives’ individual achievement and to retain key executives. The Compensation Committee took into account the value of the SARs which were awarded in 2007 and 2006, computed using the Black Scholes option pricing model, the value of the performance share awards issued in 2007, computed using 75% of the market price of the underlying shares as of the grant date, and the non-equity based compensation in determining the total compensation awarded to the NEOs. Any gains or profits realized by the NEOs arising from their exercise of stock options or other equity awards have not had, and are not expected to have, an impact on compensation policies or specific awards to the NEOs, nor are they expected to be considered in setting any future retirement benefits.
     During 2007 the Compensation Committee granted SARs to the NEOs in the amounts reflected in the “Grants of Plan Based Awards” table under the column captioned “All Other Stock Awards”; Number of Securities Underlying Stock Appreciation Rights.” The amount of the SARs and performance share awards referred to below which the Committee granted in 2007 was based upon the Committee’s determination that the total compensation of the NEOs consisting of equity incentives should be a smaller proportion of the NEOs’ total compensation. The SARs cliff vest five years after the grant date or, if earlier, upon a hostile change in control of the Company and the related hypothetical option expires ten years after the grant date. If we terminate the holder’s employment for “cause,” as determined by the Compensation Committee, any unexercised portion of the SARs terminates. If termination of employment is (1) by the holder for any reason other than death, or (2) by us other than for cause, as determined by the Compensation Committee, then any portion of the SAR and the corresponding portion of the hypothetical option that had become exercisable as of the date of termination remains exercisable during the 30 days following the date of termination. If employment terminates because of the holder’s death, the SAR and the related hypothetical option, if not previously expired, will be fully vested and exercisable by the executor of the decedent’s estate until the earlier of the expiration date of the SAR or the six month anniversary date of death. Upon any proper exercise of a SAR, we will deliver to the holder shares of our common stock as provided for in the SAR grant without payment from the holder, other than any payments required under the Plan for tax withholding.
     The price of our common stock relating to the SARs above which the recipient would receive gains upon exercise was set at the closing price of our common stock on the NASDAQ Stock Market on the date of the grant by the Compensation Committee.
     Also during 2007 the Compensation Committee granted performance share awards to the NEOs in the amounts reflected in the “Grants of Plan Based Awards” table below. The shares of our common stock subject to the performance share award cliff vest on the date in 2010 on which the Compensation Committee certifies that the performance goal has been met or, if earlier, upon a hostile change in control of the Company. The performance goal for this award is the relative performance of the Company’s 2007 accident year statutory combined ratio measured against a Peer Group taking into account loss and loss adjustment expense development through December 31, 2009. Shares of our common stock subject to this award vest as follows:
•	100% if our 2007 statutory combined ratio is within the top quartile of the peer group;

•	50% if our 2007 statutory combined ratio is within the second quartile of the peer group; and

•	0% if our 2007 statutory combined ratio is below the second quartile of the peer group.
     The peer group is comprised of the following companies:
•	Ace Group

•	AIG Companies

•	American Financial Group Inc

•	Arch Capital Group Ltd

•	Argo Group International Holdings

•	Baldwin Lyons

•	Berkley (W R) Corp

•	Chubb Group

•	Cincinnati Financial Corp

•	CNA Insurance Companies

•	Darwin Underwriters

•	Fireman’s Fund

•	HCC Insurance Holdings Inc.

•	Markel Corp

•	Navigators

•	RLI Corp

•	Safeco Corp

•	Selective Ins Group Inc

•	The Travelers Companies

•	United America Indemnity Ltd

•	XL Capital.
     The Compensation Committee selected this peer group because it included companies which have lines of business similar to those of the Company or the Company competes with the companies in this peer group. This peer group is different than the peer group identified above under “Compensation Consultant and Benchmarking Compensation” which was used for benchmarking the compensation of our CEO and Executive Vice President NEOs. The peer group used for benchmarking compensation was chosen because it included companies with which the Company competes for executive personnel in that such companies have a similar business and are similar to the Company in terms of revenues, assets and market capitalization. The peer group used for benchmarking compensation was not appropriate for use in comparing statutory combined ratios, because such peer group included a number of personal lines companies.

     The shares of common stock subject to this award are forfeited if an NEO’s employment with the Company terminates for any reason prior to the vesting date.
     We have both a qualified employee stock purchase plan and a nonqualified employee stock purchase plan. Both plans permit purchases of our common stock at a discounted purchase price, equal to 85% of fair market value, determined on the date of purchase or the opening date of the “offering period,” whichever results in the lower price. Both plans have similar terms and are available to all salaried employees. However, the qualified employee stock purchase plan limits to $25,000 the total value of shares a participant may purchase in any one calendar year, as required by Section 423 of the Code. The nonqualified plan permits larger total purchases in a calendar year.
     While we do not have specific share ownership requirements for our NEOs or other officers, we incentivize NEOs and other officers who receive equity awards by including extended cliff vesting requirements in the awards.
4. Benefits and Perquisites
     We summarize the NEOs’ 2007 and 2006 perquisites in the column of the Summary Compensation Table below captioned “All Other Compensation” and in the footnotes to such column. Through 2006, we provided the NEOs with core benefits, including medical, dental, vision care and prescription drug coverage, basic life insurance, and long term disability coverage. In 2007, we provided the NEOs with non-accountable expense allowances. Our overall benefits philosophy is to focus on providing certain limited perquisites to our executives, while allowing the executives to use their non-accountable expense allowances to purchase the additional benefits that they determine to be appropriate for their individual situations. In addition, executives may select additional voluntary benefits, such as supplemental life insurance, the costs of which are paid by the executive.
5. Key Employee Deferred Compensation Plan
     Under our Key Employee Deferred Compensation Plan, which is unfunded, we may provide an annual credit for each participant’s benefit to a notional deferred account. The amount of the credit is based on the participant’s job description, age and title. The credits for 2007 that we made for the NEOs’ benefit are shown under the column captioned “Registrant Contributions in Last FY” of the Nonqualified Deferred Compensation table below.
Employment Agreements and Payments Upon Termination or Hostile Change in Control
     We have entered into employment agreements with each of the NEOs. See “Employment Agreements” below. These employment agreements include arrangements which would provide severance compensation in the event of a termination by us without Cause, a termination by the NEO for Good Reason, or a Hostile Change in Control, as those terms are defined in the employment agreements. We designed these arrangements to provide for stability and continuity of our senior management. Information regarding potential payments under these arrangements is provided below under the heading “Potential Payments upon Termination or Change in Control”.
     Our rationale for including the Hostile Change in Control protection in the employment agreements was to decrease the potential distraction due to personal uncertainties and risks that inevitably arise when a Hostile Change in Control is threatened or pending. For this reason, the Compensation Committee and our Board of Directors determined to provide competitive change of control compensation and benefits to the NEOs.
     The enhanced termination benefits payable in connection with a Hostile Change in Control require a “double trigger.” This means that there must be both a Hostile Change in Control and, following the Hostile Change in Control, the termination of an NEO’s employment either involuntarily without “Cause” or by the executive for “Good Reason”. We selected the double trigger to enhance the likelihood that an executive would remain in our employ after a Hostile Change in Control, given that the NEO will not receive the additional payments if he or she voluntarily resigns or is terminated with Cause after the Hostile Change in Control.

Tax Deductibility of Compensation
     Section 162(m) of the Code limits to $1.0 million the annual tax deduction for compensation paid to NEOs, unless certain requirements for performance based compensation are met. The Compensation Committee considers the anticipated tax consequences when structuring and reviewing executive compensation. While the Compensation Committee currently intends to comply with the requirements of Section 162(m) to preserve the deductibility of compensation payments, it reserves the right to provide compensation that is not deductible in order to retain or secure the services of key executives if it believes that doing so would be in the best interests of us and our shareholders.
     The Compensation Committee, the Board of Directors and the Company’s shareholders have approved the Company’s 2007 Cash Bonus Plan and the Non-qualified Employee Stock Purchase Plan. Both of these plans are structured to be performance based, as defined in Section 162(m), in order to preserve or maximize the deductibility of the amount of future bonuses paid to NEOs and the income attributable to discounted stock purchases made by NEOs under those plans.
Impact of Regulatory Requirements on Compensation
     The Compensation Committee has considered the impact of the $1 million cap on the deductibility of non-performance based compensation imposed by Code Section 162(m) and the non-deductibility of excess parachute payments under Code section 280G, including the related excise tax imposed on those payments under Code section 4999, in its design of executive compensation programs. In addition, the Compensation Committee considered other tax and accounting provisions in developing the pay programs for our NEOs. These include the special rules applicable to non-qualified deferred compensation arrangements under Code Section 409A and the accounting treatment of various types of equity-based compensation under the Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, also referred to as “SFAS 123R”. While the Compensation Committee attempts to compensate executives in a manner that produces favorable tax and accounting treatment, its main objective is to develop fair and equitable compensation arrangements that appropriately incent, reward and retain executives.
Compensation Committee Report
     The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee
Michael J. Cascio, Chairperson
Aminta Hawkins Breaux
Elizabeth H. Gemmill
Paul R. Hertel, Jr.

Summary Compensation Table
     The following table shows information about compensation of the Company’s chief executive officer, chief financial officer, and the Company’s three other most highly compensated executive officers (the “Named Executive Officers”) for 2007 and 2006.

Non-Equity
						Incentive Plan	All Other
Name and Principal		Salary	Bonus (1)	Stock Awards	Option Awards (3)	Compensation	Compensation (4)	Total
Position	Year	($)	($)	(2) ($)	($)	($)	($)	($)

James J. Maguire, Jr., President and Chief Executive Officer	2007 2006	550,000 500,000	— —	67,296 —	1,224,216 1,104,300	600,000 375,000	171,332 131,659	2,612,844 2,110,959

Craig P. Keller, Executive Vice President,Secretary, Treasurer and Chief Financial Officer	2007 2006	435,000 375,000	— —	44,753 —	695,855 621,213	412,500 250,000	125,694 80,728	1,713,802 1,326,941

James J. Maguire, Chairman of the Board	2007 2006	1,000,000 1,000,000	— —	— —	— —	— —	91,488 73,197	1,091,488 1,073,197

Sean S. Sweeney, Executive Vice President	2007 2006	435,000 400,000	— —	44,753 —	583,927 696,833	412,500 281,250	129,314 88,841	1,605,494 1,466,924

Christopher J. Maguire, Executive Vice President	2007 2006	435,000 400,000	— —	44,753 —	818,759 858,490	412,500 281,250	121,701 77,474	1,832,713 1,617,214

(1)	Bonuses are awarded based upon the achievement of certain performance targets. Accordingly, for 2007 and 2006 these bonus amounts are reported in the Non-Equity Incentive Plan Compensation column.

(2)	The amounts in this column are calculated based on SFAS 123R (excluding estimate of forfeiture) and equal the aggregate dollar amount of compensation expense related to awards of performance based shares to each of the Named Executive Officers that was recognized in our 2007 Consolidated Statements of Operation and Comprehensive Income. No such shares were issued during 2006. Under SFAS 123R, a pro-rata portion of the total expense at time of grant is recognized over the vesting schedule of the grant. The initial expense is based on the fair value of such shares as of the date of grant.

(3)	The amounts in this column are calculated based on SFAS 123R (excluding estimate of forfeiture) and equal the aggregate dollar amount of compensation expense related to awards of options and stock appreciation rights to each of the Named Executive Officers that was recognized in our 2006 and 2007 Consolidated Statements of Operations and Comprehensive Income. Under SFAS 123R, a pro-rata portion of the total expense at time of grant is recognized over the vesting schedule of the grant. The initial expense is based on the fair value of the stock option and stock appreciation rights grants as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes values are disclosed in Note 11 and Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2007 and December 31, 2006, respectively.

(4)	Included in “All Other Compensation” is the aggregate incremental cost to the Company of providing various perquisites, the incremental cost to the Company of providing subsidized benefits, miscellaneous cash payments, matching contributions for plan year 2007 and 2006 (paid in January 2008 and 2007) under the Company’s 401(k) plan, group term life insurance premiums and the 2007 and 2006 (credited in 2008 and 2007) annual discretionary award pursuant to the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan, as well as the amount of non-accountable expense allowances.
(a)	For 2007, perquisites for Mr. James J. Maguire, Jr. included one automobile lease payment; personal travel expenses relating to participation in a Company sponsored Ironman event and marketing contest; and Company provided automobile insurance. The only perquisite exceeding the greater of $25,000 or 10% of total perquisites provided to Mr Maguire, Jr. was a non accountable expense allowance ($75,200). The 2007 (credited in 2008) annual discretionary award pursuant to the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan for Mr. Maguire, Jr. was $80,750.

For 2006, perquisites for Mr. James J. Maguire, Jr. included club membership dues; reimbursement of medical expenses not covered by the Company’s health plan; personal travel expenses relating to participation in a Company sponsored Ironman event, tax preparation expenses, payment of health insurance premiums in excess of the Company provided benefit, and Company provided automobile insurance. The only perquisite exceeding the greater of $25,000 or 10% of total perquisites provided to Mr. Maguire, Jr. was automobile lease payments ($28,106). The 2006 (credited in 2007) annual discretionary award pursuant to the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan for Mr. Maguire, Jr. was $68,000.

(b)	For 2007, perquisites for Mr. Craig P. Keller included matching contributions for plan year 2007 (paid in 2008) under the Company’s 401(k) plan and Company provided automobile insurance. The only perquisite exceeding the greater of $25,000 or 10% of total perquisites provided to Mr. Keller was a non-accountable expense allowance ($43,200). The 2007 (credited in 2008) annual discretionary award pursuant to the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan for Mr. Keller was $63,900.

For 2006, perquisites for Mr. Craig P. Keller included an automobile allowance; club membership dues; health insurance premiums in excess of the Company provided benefit; matching contributions for plan year 2006 (paid in 2007) under the Company’s 401(k) plan; reimbursement of medical expenses not covered by the Company’s health plan and Company provided automobile insurance. The 2006 (credited in 2007) annual discretionary award pursuant to the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan for Mr. Keller was $43,125.

(c)	For 2007, perquisites for Mr. James J. Maguire included reimbursements of personal auto expenses; matching contributions for plan year 2007 (paid in 2008) under the Company’s 401(k) plan; and Company provided automobile insurance. The only perquisites exceeding the greater of $25,000 or 10% of total perquisites provided to Mr. Maguire was a non-accountable expense allowance ($38,699) and personal use of Company owned automobiles ($36,029).

For 2006, perquisites for Mr. James J. Maguire included personal use of Company owned automobiles; club membership dues and related personal expenses; estate planning services; matching contributions for plan year 2006 (paid in 2007) under the Company’s 401(k) plan; tax preparation expenses, payment of health insurance premiums in excess of the Company provided benefit, and Company provided automobile insurance.

(d)	For 2007, perquisites for Mr. Sean S. Sweeney included payment of personal travel expenses related to participation in a Company sponsored marketing contest; matching contributions for plan year 2007 (paid in 2008) under the Company’s 401(k) plan; and Company provided automobile insurance. The only perquisite exceeding the greater of $25,000 or 10% of total perquisites provided to Mr. Sweeney was a non-accountable expense allowance ($43,200). The 2007 (credited in 2008) annual discretionary award pursuant to the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan for Mr. Sweeney was $63,900.

For 2006, perquisites for Mr. Sean S. Sweeney included an automobile allowance; club membership dues; payment of personal travel expenses related to participation in a Company sponsored Ironman event and marketing contest; matching contributions for plan year 2006 (paid in 2007) under the Company’s 401(k) plan; payment of health insurance premiums in excess of the Company provided benefit, reimbursement of medical expenses not covered by the Company’s health plan and Company provided automobile insurance. The 2006 (credited in 2007) annual discretionary award pursuant to the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan for Mr. Sweeney was $46,875.

(e)	For 2007, perquisites for Mr. Christopher J. Maguire included matching contributions for plan year 2007 (paid in 2008) under the Company’s 401(k) plan and Company provided automobile insurance. The only perquisite exceeding the greater of $25,000 or 10% of total perquisites provided to Mr. Christopher J. Maguire was a non-accountable expense allowance ($43,200). The 2007 (credited in 2008) annual discretionary award pursuant to the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan for Mr. Christopher J. Maguire was $63,900.

For 2006, perquisites for Mr. Christopher J. Maguire included an automobile allowance; health insurance premiums in excess of the Company provided benefit; matching contributions for plan year 2006 (paid in

2007) under the Company’s 401(k) plan; club membership dues and Company provided automobile insurance. The 2006 (credited in 2007) annual discretionary award pursuant to the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan for Mr. Christopher J. Maguire was $46,875.
     Certain of the NEOs have purchased the Company’s stock at a discount under the terms of the Company’s Employee Stock Purchase Plans. All salaried employees of the Company are eligible to purchase Company stock at a discount under such Plans. For further information concerning such Plans and such purchases, see the portion of the Compensation Discussion and Analysis section above captioned “Long-Term Equity Incentive Compensation” and the section of this Proxy Statement captioned “Related Party Transactions.”
     The Summary Compensation Table includes direct, equity and additional compensation. Employment Agreements for the Company’s Named Executive Officers are described in this Proxy Statement under “Employment Agreements of the NEOs.”
     A portion of the total cash compensation which is non-equity incentive plan compensation is based on the Company’s performance, as well as the performance of the Named Executive Officers and certain other factors as described in the section entitled “Compensation Discussion and Analysis.” For the Named Executive Officers, total cash compensation as a percentage of total compensation during 2007 and 2006 was as follows: Mr. Maguire, Jr. — 51% and 48%; Mr. Keller — 57% and 53%, Mr. James J. Maguire — 100% and 100%; Mr. Sweeney — 61% and 52%; Mr. Christopher J. Maguire — 53% and 47%. Other than for Mr. James J. Maguire, who did not receive any equity based awards in 2007 or 2006, the percentage of total cash compensation to total compensation for the Named Executive Officers indicates the emphasis that is placed on equity-based compensation.
     The vesting of stock options and stock appreciation rights generally occurs on a five-year cliff basis. The Company’s stock-based compensation plans provide for accelerated vesting only in cases of death or a change-in-control.
     There were no material modifications to the Company’s stock-based compensation plans, programs or practices during 2007 or 2006 except for the grant of SARs and performance share awards instead of stock options, which stock options had been granted prior to 2006. There were no repricings, extensions of exercise periods or change of vesting or forfeiture conditions. No Named Executive Officer had any equity forfeitures.
Grants of Plan-Based Awards
     The following table provides information concerning grants of equity and non-equity plan-based awards to the Named Executive Officers for 2007

Grants of Plan-Based Awards

							All Other
							Stock
							Awards:
							Number of
						All Other	Securities	Exercise or	Grant Date
		Date of	Estimated Possible			Stock	Underlying	Base Price of	Fair Value of
		Compensation	Payouts Under Non-Equity			Awards:	Stock	Stock	Stock
		Committee Meeting	Incentive Plan Awards (1)			Number of	Appreciation	Appreciation	Appreciation
		at which Grant Was	Threshold	Target	Maximum	Units (2)	Rights (3)	Rights	Rights (4) (5)
Name	Grant Date	Approved	($)	($)	($)	(#)	(#)	($/Sh)	($)
James J. Maguire, Jr.	—	—	200,000	400,000	600,000	—	—	—	—
	2/21/2007	2/15/2007	—	—	—	—	39,577	47.52	956,576
	2/21/2007	2/15/2007	—	—	—	5,260	—	—	249,955

Craig P. Keller	—	—	68,750	275,000	412,500	—	—	—	—
	2/21/2007	2/15/2007	—	—	—	—	26,319	47.52	498,745
	2/21/2007	2/15/2007	—	—	—	3,498	—	—	166,225

James J. Maguire	—	—	—	—	—	—	—	—	—

Sean S. Sweeney	—	—	68,750	275,000	412,500	—	—	—	—
	2/21/2007	2/15/2007	—	—	—	—	26,319	47.52	498,745
	2/21/2007	2/15/2007	—	—	—	3,498	—	—	166,225

Christopher J. Maguire	—	—	68,750	275,000	412,500	—	—	—	—
	2/21/2007	2/15/2007	—	—	—	—	26,319	47.52	636,130
	2/21/2007	2/15/2007	—	—	—	3,498	—	—	166,225

(1)	The actual bonus incentive amounts paid for 2007 performance (which amounts were paid in February 2008) are reported in the Non-Equity Incentive Plan Compensation Column in the Summary Compensation Table above. See the section of the “Compensation Discussion and Analysis” above captioned “Annual Incentive Compensation” for additional information concerning these bonuses.

(2)	Performance based shares were granted to the Named Executive Officers in 2007 under the Amended and Restated Employees Stock Incentive and Performance Based Compensation Plan (the “Plan”). No performance based shares were awarded to Mr. James J. Maguire. The performance based shares granted to the Named Executive Officers in 2007 cliff vest on the date, if any, in 2010 on which the Compensation Committee certifies that the performance goals, for such vesting have been met, and any such vesting will occur only if the holder is still an employee of the Company as of such date (unless they vest earlier as a result of a change in control). Such goals are described above under the section captioned “Long-Term Equity Compensation.”

(3)	Stock appreciation rights were granted to the Named Executive Officers in 2007 under the Amended and Restated Employees Stock Incentive and Performance Based Compensation Plan (the “Plan”). No stock appreciation rights were awarded to Mr. James J. Maguire. The stock appreciation rights granted to the Named Executive Officers in 2007 are exercisable after the fifth anniversary from date of grant (unless exercisable earlier as a result of a change of control or the death of the holder of such rights) and only, if the holder is still an employee of the Company as of such date, unless termination of employment occurred because of the holder’s death.

(4)	The Black-Scholes option pricing model was used to estimate the grant date fair value for the stock appreciation rights awards in this column. The assumptions used to arrive at the Black-Scholes values are disclosed in Note

11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. For stock appreciation rights granted to the Named Executive Officers in 2007, the Black-Scholes value was $24.17 for each stock appreciation right granted to Messrs. James J. Maguire, Jr. and Christopher J. Maguire and $18.95 for each stock appreciation right granted to Messrs. Craig P. Keller and Sean S. Sweeney.

(5)	The amounts in this column for performance based shares are calculated based on SFAS 123R (excluding estimate of forfeiture) and equal the aggregate dollar amount of compensation expense related to awards of performance based shares to each of the Named Executive Officers that was recognized in our 2007 Consolidated Statements of Operation and Comprehensive Income. No such shares were issued during 2006. Under SFAS 123R, a pro-rata portion of the total expense at time of grant is recognized over the vesting schedule of the grant. The initial expense is based on the fair value of such shares as of the date of grant.
Outstanding Equity Awards at Fiscal Year-End
     The following table sets forth information about outstanding stock options, stock appreciation rights, and restricted stock held by the Named Executive Officers at December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End (1) (2)

Option/SAR Awards						Stock Awards
			Equity			Equity	Equity
			Incentive			Incentive	Incentive Plan
			Plan Awards:			Plan Awards:	Awards:
	Number of	Number of	Number of			Number of	Market or
	Securities	Securities	Securities			Unearned	Payout Value
	Underlying	Underlying	Underlying	Option		Shares That	of Unearned
	Unexercised	Unexercised	Unexercised	Exercise	Option	Have Not	Shares That
	Options	Options (#)	Unearned Options	Price	Expiration	Vested	Have Not
Name	(#) Exercisable	Unexercisable (3)	(#)	($)	Date	(#)	Vested ($) (4)
James J. Maguire, Jr						5,260	206,981
	300,000			4.63	10/19/2009
	15,000			7.60	11/1/2010
	150,000			8.67	1/9/2011
	75,000			13.40	6/4/2012
	300,000			9.94	10/18/2012
		60,000		12.79	8/6/2013
		150,000		17.74	2/11/2014
		150,000		22.62	2/10/2015
		90,000		33.00	2/7/2016
		39,577		47.52	2/21/2017

Craig P. Keller						3,498	137,646
	30,000			13.40	6/4/2012
		60,000		10.30	3/4/2013
		90,000		10.45	3/7/2013
		45,000		12.79	8/6/2013
		90,000		17.74	2/11/2014
		90,000		22.62	2/10/2015
		60,000		33.00	2/7/2016
		26,319		47.52	2/21/2017

James J. Maguire	—	—		—	—	—	—

Sean S. Sweeney						3,498	137,646
	105,000			12.83	1/22/2012
	30,000			13.40	6/4/2012
		45,000		12.79	8/6/2013
		90,000		17.74	2/11/2014
		90,000		22.62	2/10/2015
		60,000		33.00	2/7/2016
		26,319		47.52	2/21/2017

Christopher J. Maguire						3,498	137,646
	71,448			4.79	1/3/2010
	15,000			7.60	11/1/2010
	225,000			8.67	1/9/2011
	75,000			9.93	8/31/2011
	105,000			12.83	1/22/2012
	30,000			13.40	6/4/2012
	75,000			9.94	10/18/2012
		60,000		10.30	3/4/2013
		90,000		10.45	3/7/2013
		45,000		12.79	8/6/2013
		90,000		17.74	2/11/2014
		90,000		22.62	2/10/2015
		60,000		33.00	2/7/2016
		26,319		47.52	2/21/2017

(1)	All share and per share amounts with respect to options granted prior to March 1, 2006 were restated to reflect a two-for-one split of the Company’s common stock distributed in November 1997, and a three-for-one split of the Company’s common stock distributed in March 2006.

(2)	All awards made prior to 2006 were stock options. All awards made in 2007 and 2006 were stock appreciation rights and performance based shares.

(3)	Vesting dates of unvested awards are as follows:

(a)	Mr. James J. Maguire, Jr. — 60,000 awards vest on August 6, 2008; 150,000 awards vest on February 11, 2009; 150,000 awards vest on February 10, 2010; 5,260 awards vest on the date in 2010 on which the Compensation Committee certifies that the performance goals for such vesting have been met; 90,000 awards vest on February 7, 2011; 39,577 awards vest on February 21, 2012.

(b)	Mr. Craig P. Keller — 60,000 awards vest on March 4, 2008; 90,000 awards vest on March 7, 2008; 45,000 awards vest on August 6, 2008; 90,000 awards vest on February 11, 2009; 90,000 awards vest on February 10, 2010; 3,498 awards vest on the date in 2010 on which the Compensation Committee certifies that the performance goals for such vesting have been met; 60,000 awards vest on February 7, 2011; 26,319 awards vest on February 21, 2012.

(c)	Mr. Sean S. Sweeney — 45,000 awards vest on August 6, 2008; 90,000 awards vest on February 11, 2009; 90,000 awards vest on February 10, 2010; 3,498 awards vest on the date in 2010 on which the Compensation Committee certifies that the performance goals for such vesting have been met; 60,000 awards vest on February 7, 2011; 26,319 awards vest on February 21, 2012.

(d)	Mr. Christopher J. Maguire — 60,000 awards vest on March 4, 2008; 90,000 awards vest on March 7, 2008; 45,000 awards vest on August 6, 2008; 90,000 awards vest on February 11, 2009; 90,000 awards vest on February 10, 2010; 3,498 awards vest on the date in 2010 on which the Compensation Committee certifies that the performance goals for such vesting have been met; 60,000 awards vest on February 7, 2011; 26,319 awards vest on February 21, 2012.

(4)	The number of shares reported is the target number of performance based shares granted in February 2007. The market value of these shares reflects the Company’s common stock price on the NASDAQ Global Select Market of $39.35 on December 31, 2007.
Option Exercises in 2007
     The following table provides information about stock options exercised by each Named Executive Officer during 2007:

Option Awards
Number of Shares
	Acquired on	Value Realized on
	Exercise	Exercise (1)
Name	(#)	($)
James J. Maguire, Jr.	—	—
Craig P. Keller	105,000	3,710,687
James J. Maguire	—	—
Sean S. Sweeney	156,000	5,813,661
Christopher J. Maguire	—	—

(1)	Upon exercise of an option, an individual does not receive cash equal to the amount contained in the Value Realized on Exercise column of this table until the shares received upon exercise of an option are sold. The amount contained in such column reflects the difference between the market price of the Company’s Common Stock at the option exercise date and the exercise price of the options.
Nonqualified Deferred Compensation
     Under the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan, a select group of our management, including all of our Named Executive Officers, may choose to defer all or part of their cash compensation and the Company may also make annual discretionary deferral awards for the benefit of the plan participants. Each plan participant is permitted to specify one or more investments from among permissible deemed investment options to be the basis for determining the gain or loss adjustment applicable to his or her plan deferral account. The portion of a participant’s plan deferral account attributable to employer contributions generally will vest over the course of a five year period beginning on the last day of the first year after the plan year for which the employer contribution was made. A participant’s interest in the portion of his or her plan deferral account that is attributable to employee deferrals is fully vested at all times. A participant may elect to have his or her elective deferrals allocated to a retirement distribution option or an in-service distribution option, and once a distribution option is selected, deferrals may not be redirected to another distribution option. Plan participants may elect to have his or her in-service and retirement distributions paid in a lump sum or in installment payments. Company incentive awards are always allocated to the retirement distribution option. Retirement eligibility begins at age 62.
     Under the Philadelphia Insurance Companies Executive Deferred Compensation Plan, NEOs and highly compensated executives designated by our Board of Directors may choose to defer all or part of their cash compensation. Currently, Mr. James J. Maguire is the sole participant in the Plan. Each participant is permitted to specify an investment or investments from among permissible investments to be the basis for determining the gain or loss adjustment applicable to each participant’s plan deferral account. The deferred compensation will be paid to the participant or the participant’s designated beneficiary in a lump sum on the earlier of the participant’s termination of employment with the Company, termination of the Plan, or at such time as the participant specifies in his or her participation agreement.
     The following table provides information about nonqualified deferred compensation for each Named Executive Officer during 2007:
Nonqualified Deferred Compensation

	Executive	Registrant		Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
	Last FY	Last FY (2) (3)	in Last FY	Distributions	at Last FYE (1)
Name (1)	($)	($)	($)	($)	($)
James J. Maguire, Jr.	—	68,000	181	—	413,419
Craig P. Keller	—	43,125	38,732	55,189	422,403
James J. Maguire	—	—	(132,946)	437,847	1,180,597
Sean S. Sweeney	—	46,875	48,886	—	594,031
Christopher J. Maguire	—	46,875	(161)	—	232,237

(1)	Aggregate balances at last FYE are calculated pursuant to the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan, except for Mr. James J. Maguire whose balance is calculated pursuant to the Philadelphia Insurance Companies Executive Deferred Compensation Plan.

(2)	The amounts in this column vest ratably over five years; any unvested amounts vest in full upon retirement at age 62 or thereafter.

(3)	These amounts were earned in 2006 and credited to the respective NEO’s participant account in 2007. The amounts earned in 2007 and credited to the NEO’s participant account in 2008 are as follows: Mr. Maguire, Jr. — $80,750, Mr. Keller — $63,900, Mr. James J. Maguire — $0, Mr. Sweeney — $63,900 and Mr. Christopher J. Maguire — $63,900. These amounts are also included in the “All Other Compensation” column in the “Summary Compensation Table” for each NEO.
Potential Payments upon Termination or Change in Control
     The Company has entered into employment agreements described below under “Employment Agreements of the NEOs” with its Named Executive Officers (the “NEOs”). The employment agreements require the Company to provide compensation to the NEOs in the event of a termination of employment without “cause”, a resignation by the NEO for “good reason” or a Hostile Change in Control (as those terms are defined in the employment agreements). The Company’s Amended and Restated Employees’ Stock Incentive and Performance Based Compensation Plan provides for accelerated vesting of awards made under such Plan if there is a Change of Control, as that term is defined in the Plan. Compensation will also be provided to the NEOs as a result of any transactions which would result in “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended. Under the terms of each NEO’s current employment agreement, and using for this purpose the 2008 base compensation and target bonuses established for the NEOs, the following table shows various payments which would be due to the NEOs, assuming their employment was terminated as of December 31, 2007.
Potential Payments Upon Termination or Change in Control Table

				Termination	Resignation for
				without Cause	Good Reason
				Following a	Following a
	Termination	Resignation for	Change In	Hostile Change	Hostile Change In
	without Cause(1)	Good Reason(1)	Control(2)	In Control(3)	Control(3)
	($)	($)	($)	($)	($)

James J. Maguire, Jr.
Cash Compensation	$2,079,000	$2,079,000	—	$3,119,000	$3,119,000
Benefits Continuation	21,000	21,000	—	21,000	21,000
Stock Options / SARs / Performance Shares (unvested and accelerated)	—	—	$8,175,000	8,175,000	8,175,000
280G Tax Gross-Up	—	—	—	—	—

Total for Mr. Maguire, Jr.	$2,100,000	$2,100,000	$8,175,000	$11,315,000	$11,315,000

Craig P. Keller
Cash Compensation	$1,530,000	$1,530,000	—	$2,295,000	$2,295,000
Benefits Continuation	21,000	21,000	—	21,000	21,000
Stock Options / SARs / Performance Shares (unvested and accelerated)	—	—	$9,539,000	9,539,000	9,539,000
280G Tax Gross-Up	—	—	—	1,565,000	1,565,000

Total for Mr. Keller	$1,551,000	$1,551,000	$9,539,000	$13,420,000	$13,420,000

James J. Maguire
Cash Compensation	$1,000,000	$1,000,000	—	$4,000,000	$4,000,000
Benefits Continuation	—	—	—	—	—
Stock Options / SARs / Performance Shares (unvested and accelerated)	—	—	—	—	—
280G Tax Gross-Up	—	—	—	—	—

Total for Mr. Maguire	$1,000,000	$1,000,000	—	$4,000,000	$4,000,000

Sean S. Sweeney
Cash Compensation	$1,530,000	$1,530,000	—	$2,295,000	$2,295,000
Benefits Continuation	21,000	21,000	—	21,000	21,000
Stock Options / SARs / Performance Shares (unvested and accelerated)	—	—	$5,195,000	5,195,000	5,195,000
280G Tax Gross-Up	—	—	—	—	—

Total for Mr. Sweeney	$1,551,000	$1,551,000	$5,195,000	$7,511,000	$7,511,000

Christopher J. Maguire
Cash Compensation	$1,530,000	$1,530,000	—	$2,295,000	$2,295,000
Benefits Continuation	21,000	21,000	—	21,000	21,000
Stock Options / SARs / Performance Shares (unvested and accelerated)	—	—	$9,539,000	9,539,000	9,539,000
280G Tax Gross-Up	—	—	—	1,458,000	1,458,000

Total for Mr. C Maguire	$1,551,000	$1,551,000	$9,539,000	$13,313,000	$13,313,000

Aggregate Amount of Payments referred to above	$7,753,000	$7,753,000	$32,448,000	$49,559,000	$49,559,000

(1)	The terms “cause” and good reason” are as defined in the employment agreements of the NEOs described below under “Employment Agreements of the NEOs”.

(2)	“Change in Control” is defined under the Company’s Amended and Restated Employees Stock Incentive and Performance Based Compensation Plan. It means the date on which individuals who are Continuing Directors cease to constitute a majority of the members of the Board of Directors of the Company. For these purposes Continuing Directors are the members of the Board on the date such Plan was adopted, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by two thirds of those directors who were Continuing Directors at that time of the election or nomination shall be deemed to be a Continuing Director. In addition, a Change in Control shall be deemed to occur on the first to occur of (a) approval by the Company’s shareholders (or by the Board, if shareholder action is not required) of any arrangement as a result of which the Company will be dissolved or liquidated, a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company or the approval of certain mergers or consolidations; or (b) acquisition by any entity, person or group (other than Company or any employee benefit plan sponsored or maintained by the Company or any person who, on the date of the Plan adoption, was the beneficial owner of, or had voting control over, shares of common stock of the Company possessing more than 15% of the aggregate voting power of the Company’s outstanding stock) shall have become the beneficial owner of, or shall have obtained voting control over, shares having more than 50% of the voting power of the Company’s outstanding stock.

(3)	The term “Hostile Change in Control” is defined in the employment agreements of the NEOs, and means a situation in which individuals who are Continuing Directors cease to constitute a majority of the members of the Board of Directors of the Company. For this purpose, Continuing Directors are members of the Board on the date of the employment agreement, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by two-thirds of those directors who were Continuing Directors at the time of the election or nomination shall be deemed to be a Continuing Director.
Cash Compensation
     The following annual base salary and target bonuses are currently in effect and were used for the purposes of preparing the table shown above:

		Salary	Target Bonus
•	James J. Maguire, Jr.	$577,000	$462,000
•	Craig P. Keller	$456,750	$308,300
•	James J. Maguire	$1,000,000	None
•	Sean S. Sweeney	$456,750	$308,300
•	Christopher J. Maguire	$456,750	$308,300
     The amounts set forth in the table also assume that the payments required to be made to the NEO following a termination without cause or a resignation for good reason, as set forth in “Employment Agreements of the NEOs” above, are paid in a lump sum.
Benefits Continuation
     In the event the NEO is terminated either (i) by the Company for any reason other than Cause, or (ii) by the NEO for Good Reason, the Company shall continue to provide employer-paid group health and dental insurance coverage for the NEO for eighteen (18) months, with the exception of Mr. James J. Maguire. The annual amount of this coverage for each NEO is approximately $14,000.
Vesting of Stock Options, SARs and Performance Shares
     The Company’s plans under which outstanding stock options, SARs and performance shares were granted provide that, in the event of a Change in Control, all unvested stock options, SARs and performance shares that are outstanding shall become vested. Amounts listed in the table represent the intrinsic value of unvested and accelerated stock options, SARs and performance shares as of December 31, 2007.

280G Tax Gross-Up
     In the event of a discharge or resignation following a Change in Control and pursuant to Section 4999 of the Code, payments made to the NEOs may be subject to certain excise taxes.
•	The Company will reimburse Mr. James J. Maguire for all excise taxes that are imposed by Section 4999, as well as any income and excise taxes that are payable as a result of such reimbursement.

•	The Company will reimburse each of the other NEOs for such excise taxes and any income taxes resulting from the reimbursement, only if the aggregate present value of such NEO’s parachute payments exceeds 110% of 2.99 times the NEO’s “base amount” determined under Section 280G of the Code. If the aggregate present value of the parachute payments is in excess of three times the base amount, but not in excess of 110% of 2.99 times the base amount, the cash severance will be reduced so that the aggregate present value does not exceed 2.99 times the base amount.
     The parachute values relating to the unvested and accelerated stock options and SARs were calculated using the intrinsic value as of December 31, 2007.
     The calculation of the 280G tax gross-up amount is based on a Section 280G excise tax rate of 20%, federal income tax rate of 35%, state income tax rate of 3.07% and Medicare tax rate of 1.45%. For purposes of the 280G calculation, it is assumed that cash severance amounts are paid as a lump sum and no amounts will be deemed to be attributable to the NEOs’ restrictive covenants.
Employment Agreements of the NEOs
     James J. Maguire, Jr., Sean S. Sweeney, Craig P. Keller and Christopher J. Maguire each have employment agreements which include the following terms, as well as various confidentiality, non-competition and restrictive covenant provisions:
     Annual Base Salary. Mr. Maguire Jr. is entitled to annual base salary of $550,000. Each of Messrs. Sweeney, Keller and Christopher J. Maguire is entitled to annual base salary of $435,000. The Company may review annual base salary periodically and may increase it, in the sole discretion of the Company.
     Benefits. Mr. Maguire Jr. is entitled to group health, disability, life insurance and any other perquisites determined by the Compensation Committee and/or Board of Directors of the Company. Messrs. Sweeney, Keller and Christopher J. Maguire are entitled to all group health, disability, life insurance, 401(k) and other perquisites that are available to similarly situated employees.
     Term. The term of each agreement is five years, but will be extended an additional three years in the event of a hostile change in control. Under the agreements, a hostile change of control occurs when continuing directors no longer constitute a majority of the members of the Board of Directors of the Company. For this purpose, a “continuing director” is an individual who was a director on February 20, 2007 and any person who becomes a director after that date whose election or nomination for election is supported by two-thirds of the directors who are continuing directors at the time of the election or nomination.
     Termination of Employment. The Compensation Committee approved the severance provisions described below for Messrs. Maguire, Jr., Sweeney, Keller and Christopher J. Maguire based on recommendations from Hay Group as to what is competitive in the marketplace.
•	Discharge Without Cause or Resignation for Good Reason. If the NEO’s employment is terminated by the Company without cause, or by the NEO’s resignation for good reason, as those terms are defined in the employment agreements, the NEO is entitled to receive his base compensation and any target bonus for 24 months, if the termination occurs other than after a hostile change in control, and for 36 months if the termination occurs following a hostile change in control. The Company also will pay any earned but unpaid deferred compensation and bonus for services during the prior year, according to the relevant plan. In addition, the Company will pay a portion of the premiums for the NEO’s group health and dental plans pursuant to COBRA for 18 months.

As a condition of receiving these benefits, the NEO must execute an agreement providing for the general release of the Company of all claims arising out of the NEO’s employment, other than claims for payment of salary or benefits, unless the Company waives this requirement or termination of employment follows a hostile change in control.
•	Discharge with Cause or Resignation Without Good Reason. The Company is not obligated to pay any amounts or provide any benefits for the period after the Company discharges an NEO for cause or the NEO resigns without good reason.
     Excess Parachute Payment Provisions. The employment agreements for Messrs. Maguire, Jr., Sweeney, Keller and Christopher J. Maguire generally provide for a reduction, also referred to as a “cutback”, in the payments that would otherwise be treated as “excess parachute payments” for purposes of Section 280G of the Internal Revenue Code. The cutback is an amount sufficient to reduce the total of the NEO’s parachute payments, as determined under Section 280G of the Internal Revenue Code, so that they will not exceed 2.99 times the NEO’s “base amount”. The “base amount” is generally equal to the NEO’s average annual taxable compensation from the Company for the five years before the year in which the change of control transaction occurs. The cutback does not, however, apply if the amount of the NEO’s parachute payments would exceed 110% of 2.99 times the NEO’s “base amount,” and in that situation the NEO is entitled to receive an additional payment designed to reimburse the NEO on a net, after-tax basis, for the excise taxes imposed on the NEO’s “excess parachute payments” under Section 4999 of the Internal Revenue Code.
     James J. Maguire’s employment agreement includes the following terms, as well as various confidentiality, non-competition and restrictive covenant provisions:
     Annual Base Salary. Mr. Maguire receives annual base compensation of $1,000,000. The Company may reduce his annual base compensation to an amount not less than $600,000 during any extended term of the agreement. The Compensation Committee set Mr. Maguire’s current annual base compensation at a level significantly higher than the other NEOs for the following reasons: Mr. Maguire founded the Company and was the Company’s President and CEO until October 2002. Consequently, Mr. Maguire has had significantly more experience with the Company and the insurance industry than any other NEO, and continues to take an active role in the determination of various Company policies. He also advised the Company during the course of the negotiation of his Employment Agreement that he did not expect to receive equity awards from the Company in the future. In addition, the Company was advised by an independent executive compensation consulting firm that, in such firm’s view, the terms of Mr. Maguire’s employment agreement were within normal market practice and appropriate.
     Bonus. The Agreement provides that the Company will pay Mr. Maguire a bonus of $2,000,000 if the closing price of the Company’s common stock on any five consecutive trading days is equal to or greater than $80 per share, adjusted for any stock splits, and if Mr. Maguire is still an employee of the Company at that time. These conditions were met as of May 17, 2005. The bonus is payable by the Company six months and one day after Mr. Maguire’s employment is terminated.
     Benefits. Mr. Maguire and his wife are entitled to all group health, disability, life insurance and pension benefits as are available to employees of the Company generally. Mr. Maguire also is entitled to the use of three automobiles, at the Company’s expense, and to reimbursement of his country club dues and monthly expenses. Mr. Maguire is also entitled to a non-accountable expense allowance of no less than $52,650 per year.
     Term. The term of the Agreement expires December 31, 2008, during which Mr. Maguire will serve as Chairman of the Company’s Board of Directors. The Company has the option, exercisable during 2008, to extend the term by up to five additional years. The term will extend for an additional three years in the event of a hostile change of control. During any extended term, Mr. Maguire may elect to perform his duties as a non-employee Chairman.

     Termination of Employment.

•	Discharge Without Cause or Resignation for Good Reason. If Mr. Maguire’s employment is terminated by the Company without cause and for reasons unrelated to his death or disability, or by Mr. Maguire’s resignation for good reason within 12 weeks of the occurrence of the event on which Mr. Maguire relies in claiming his resignation is for good reason, as those terms are defined in the agreement, then Mr. Maguire is entitled to receive his base compensation for the lesser of (1) 36 months, or 48 months in the event of a hostile change in control, or (2) the remainder of the term of his employment agreement, but in no event less than six months. The Company will pay these benefits in accordance with its regular payroll practices then in effect. As a condition of receiving these benefits, Mr. Maguire must execute a general release, unless the Company waives the release requirement or termination of employment follows a hostile change in control. The 36/48 period referred to above is longer than the 24/36 month period during which the other NEOs could be entitled to receive severance compensation, in part because Mr. Maguire’s employment agreement does not provide for any annual bonus. As noted above, an independent compensation consulting firm advised the Company that, in such firm’s view, the terms of Mr. Maguire’s employment agreement were within normal market practice and appropriate.

•	Discharge with Cause or Resignation Without Good Reason. The Company is not obligated to pay any amounts or provide any benefits for the period after the Company discharges Mr. Maguire for cause, Mr. Maguire resigns without good reason or more than 12 weeks after the event on which he relies for claiming resignation was for good reason.
     Excess Parachute Payment Provisions. Mr. Maguire’s employment agreement provides that if he becomes entitled to payments or benefits that are considered to be excess parachute payments, as described above, the Company will make additional payments to him to provide him with a gross up for his excess parachute excise taxes. Mr. Maguire’s entitlement to this payment applies without regard to any termination of his employment agreement.
Directors Compensation
     For 2007, non-employee directors received annual compensation of $36,000, plus $2,000 for each Board meeting attended and $1,500 for each Committee meeting attended, except for the Chairpersons of the Nominating, Compensation and Investment Committee, who each received $2,000 for each Committee meeting attended, and the Chairperson of the Audit Committee, who received $2,250, for each Committee meeting attended. Non-employee directors may designate a portion of their fees to be used for the purchase of shares of the Company’s common stock under the terms of the Philadelphia Insurance Companies Directors Stock Purchase Plan. Each non-employee director also received, as part of the director’s compensation, an annual grant of restricted shares of common stock of the Company having three-year cliff vesting and a valuation equal to $20,000.
     The following table provides information about compensation paid to the Company’s directors for 2007:
Director Compensation

	Fees Earned or	Stock	All other
	Paid in Cash (3)	Awards (4)	Compensation (5)	Total
Name (1)(2)	($)	($)	($)	($)
Aminta Hawkins Breaux	61,492	6,385	4,700	72,577
Michael J. Cascio	73,986	6,385	13,483	93,854
Elizabeth H. Gemmill	78,626	6,385	14,349	99,360
Paul R. Hertel, Jr.	14,000	0	0	14,000
Michael J. Morris	59,500	6,385	0	65,885
Shaun F. O’Malley	66,200	6,385	8,686	81,271
Donald A. Pizer	65,575	6,385	3,897	75,857
Ronald R. Rock	65,004	6,385	11,755	83,144

(1)	Messrs. Maguire, Jr., Maguire and Sweeney are not included in this table, because they were employees of the Company during 2007 and thus received no compensation for their services as director. The compensation they received as employees of the Company is shown in the Summary Compensation Table.

(2)	The aggregate number of stock awards outstanding at fiscal year end amounted to: 1,068 stock awards for each of Ms. Breaux, Ms. Gemmill, and Messrs. Cascio and Pizer; 1,015 stock awards for Mr. Rock; and 882 stock awards for Messrs. Morris and O’Malley. Mr. Hertel, Jr. did not have any outstanding stock awards at fiscal year. There are no option awards outstanding at fiscal year end for any director.

(3)	Includes fees paid in cash and amounts which were not received in cash but were used for purchases under the Company’s Director Stock Purchase Plan.

(4)	The amounts in this column are calculated based on SFAS 123R (excluding estimate of forfeiture) and equal the financial statement compensation expense as reported in our 2007 Consolidated Statements of Operations and Comprehensive Income for the Company’s fiscal year ended December 31, 2007. Each director received a restricted stock unit grant in 2007 of 450 units, with an SFAS 123R full grant value of $19,989, except for Mr. Hertel, Jr. who did not receive a restricted stock grant in 2007.

(5)	Non-employee directors may elect to have any portion of his or her fees used to acquire shares of the Company’s common stock under the terms of the Philadelphia Insurance Companies Directors Stock Purchase Plan each calendar month at the lesser of 85% of the fair market value of a share of the Company’s common stock on the first business day of the calendar month or the purchase date (last business day of the calendar month). The amounts in this column represent the compensation cost of these purchase rights in 2007 computed in accordance with SFAS 123R.
Equity Compensation Plan Information

			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
	warrants and rights(1)	warrants and rights(1)	column (a))(1)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,787,187	$18.85	7,950,873	(2)
Equity compensation plans not approved by security holders	—	—	381,861	(3)

Total	7,787,187	$18.85	8,332,734

(1)	Restated to reflect a three-for-one split of the Company’s common stock distributed on March 1, 2007.

(2)	Includes 2,835,061, 592,899, 4,467,018 and 55,895 shares of the Company’s common stock available for future issuance under the Company’s Non-Qualified Employee Stock Purchase Plan, Employee Stock Purchase Plan, Amended and Restated Employees’ Stock Incentive and Performance Based Compensation Plan and Directors Stock Purchase Plan, respectively.

(3)	These shares of the Company’s common stock are available for future issuance under a stock purchase plan for the Company’s eligible Preferred Agents approved by the Company’s Board of Directors. Under this Plan the Company’s eligible Preferred Agents may purchase shares of the Company’s common stock during 30 day offering periods as designated by the Company’s Preferred Agent Committee at a per share price equal to 85% of the lesser of the fair market value of a share of the Company’s common stock on the first business day of the offering period or the last day of the offering period. Any shares purchased pursuant to the Plan are restricted for a period of two-years, measured from the first day of the relevant offering period, and no eligible Preferred Agent is permitted to purchase shares under the plan during any three consecutive calendar years having an aggregate value in excess of $100,000.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of the three directors named below. Each member of the Audit Committee is an independent director, as defined under the listing standard Rule 4200(a)(14) of the Nasdaq Stock Market Inc. Marketplace rules. The Audit Committee has adopted a written charter which has been approved by the Board of Directors. The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2007, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards Vol 1). PricewaterhouseCoopers LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with PricewaterhouseCoopers LLP such accounting firm’s independence. The Audit Committee also considered whether PricewaterhouseCoopers LLP’s provisions of non-audit services are compatible with PricewaterhouseCoopers LLP’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2007.
The foregoing report is provided by the following independent directors, who constitute the Audit Committee:
Donald A. Pizer, Chairperson
Michael J. Morris
Shaun F. O’Malley
Principal Accountant Fees and Services
Pre-Approval Policy for Services of Independent Registered Public Accounting Firm
The Committee is required to preapprove all audit and non-audit services provided by the independent registered public accounting firm, both as to the permissibility of the independent registered public accounting firm performing such services and to the amount of fees to be paid in connection therewith, subject to certain de minimis exceptions for which the Committee’s approval is required prior to completion of the audit. The Committee may delegate preapproval authority to one or more of its members when appropriate, provided that the decisions of such members to grant preapprovals shall be presented to the full Committee at its next scheduled meeting. Policies and procedures for the pre-approval of audit and permissible non-audit services must be detailed as to the particular service. The Committee must be informed of each service rendered pursuant to any such policies or procedures.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
Fees for all services provided by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, for fiscal years 2007 and 2006 are as follows:
•	Audit Fees: Audit fees billed for fiscal years 2007 and 2006 were $705,000 and $582,805, respectively, and were for audits of financial statements, review of quarterly financial statements and reviews of certain periodic reports filed with the SEC.

•	Audit Related Fees: Audit related fees billed for fiscal years 2007 and 2006 were $0 and $21,500, respectively, and were for miscellaneous workpaper and due diligence reviews.

•	Tax Fees: Tax fees billed for fiscal years 2007 and 2006 were $35,250 and $25,000, respectively, and were principally for tax compliance and planning services and tax examination assistance.

•	All Other Fees: All other fees billed for fiscal years 2007 and 2006 were $24,290 and $40,700, respectively, and were principally for compensation consulting services and audit review services.

All of the services referred to in the last three paragraphs were preapproved by the Audit Committee.
The Audit Committee has considered whether the provision of other services by the independent registered public accounting firm is compatible with maintaining such firm’s independence.
PROPOSAL 2 APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO ADOPT A MAJORITY VOTE STANDARD FOR UNCONTESTED ELECTIONS OF DIRECTORS AND ELIMINATE CUMULATIVE VOTING IN ELECTIONS OF DIRECTORS
     The Board has determined that it would be in the best interests of the Company and its shareholders to require that a nominee for director in an uncontested election receive a majority of the votes cast at a shareholders meeting in order to be elected to the Board. An uncontested election is one in which the number of nominees for director do not exceed the number of directors to be elected. The Board believes that cumulative voting is incompatible with a majority vote standard, and therefore recommends that the Company’s Articles of Incorporation, as amended (the “Articles”) be amended to add a provision eliminating cumulative voting.
     Under the applicable provisions of the Pennsylvania Business Corporation Law (the “PABCL”), a corporation’s shareholders have the right to vote their shares on a cumulative basis in the election of directors, unless the corporation’s Articles of Incorporation contain a provision eliminating that right. The Company’s Articles do not include such a provision. As a result, currently each holder of the Company’s common stock may cast a number of votes equal to the number of shares of common stock held, multiplied by the number of directors to be elected. A shareholder may cast all of such votes for one candidate or may distribute such votes among as many candidates as the shareholder chooses.
     This proposal would eliminate cumulative voting in order to facilitate adoption of the majority vote standard for the election of directors, as described below. The Board has set the current number of directors at eleven. The proposal would not change the present number of directors, and the Board would retain the authority to change that number and to fill any vacancies or newly created directorships without shareholder approval.
Background of Proposal
     The Board is seeking to eliminate cumulative voting because it believes that a change to a majority vote standard in uncontested elections would be in the best interests of shareholders at this time, and it views cumulative voting as incompatible with a majority vote standard for directors.
     Currently, the directors are elected by plurality vote. Under a plurality voting standard, the nominees for director receiving the most “for” votes are elected, regardless of how many “for” votes such nominees receive. For example, if the owners of 99% of the shares “withhold” authority to vote for a director nominee, a vote “for” such nominee by the remaining 1% of shares would result in such nominee’s election or re-election to the Board. Under a majority voting standard, the number of “for” votes cast in favor of a nominee must be greater than the number of votes cast “against” such nominee in order for such nominees to be elected. In the event of a contested election, a plurality voting standard will still apply. This is because in a contested election the number of nominees receiving a majority of “for” votes could be less than the number of nominees, and it is possible that in such an election no nominee would receive such a majority.
     The Board believes that the proposed majority vote standard for uncontested elections is appropriate at this time. The Board also believes that cumulative voting is not compatible with a majority voting standard and, therefore, that elimination of cumulative voting is desirable in connection with the adoption of the majority vote standard. Cumulative voting enables one or more shareholders owning less than a majority of the outstanding shares to cumulate their votes and elect one or more directors, if they own enough shares. For example, a shareholder owning approximately 9.2% of the outstanding shares could elect one director if eleven directors are to be elected if all of the outstanding shares are voted in the election of directors. The directors so elected could seek to support the interests of the shareholder or shareholders that elected them. This could create division among Board members and reduce the Board’s ability to operate effectively as a governing body in the interests of all of the Company’s shareholders.

     The Board believes that each nominee should be elected by the shareholders in an uncontested election only if such nominee receives a majority of the votes cast. The elimination of cumulative voting for directors and adoption of a majority vote standard is consistent with the Company’s desire to more closely align shareholder interests and Board accountability. Accordingly, the Board determined that the adoption of a majority vote standard for uncontested elections and the elimination of cumulative voting for directors is appropriate.
     Based on the foregoing, the Board of Directors adopted a resolution proposing an amendment to the Articles to adopt a majority vote standard for uncontested elections of directors and to eliminate cumulative voting in elections of directors. This amendment would add to the Articles the following Article 7:
          “7. The shareholders of the Corporation shall not have the right to cumulate their votes in the election of directors of the Corporation. At each election of directors of the Corporation by the shareholders, a nominee for election as director shall be elected to the Board of Directors if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election; provided, however, that if at any election of directors the number of nominees for election as directors exceeds the number of directors to be elected, the candidates for election as directors receiving the highest number of votes from the shareholders (or, if applicable, from each class or group of classes entitled to elect directors separately), up to the number of directors to be elected by the shareholders (or, if applicable, such class or group of classes) shall be elected.”
     Because under the PABCL a director is elected for a term to continue until the director’s successor is duly elected and qualified, if this proposal to amend the Company’s Articles is approved, the Board will adopt a bylaw requiring an incumbent director who has received more “against” than “for” votes in an uncontested election to submit such director’s resignation to the Board. Such resignation would be considered by the Company’s Governance and Nominating Committee and the Board, without the participation of such incumbent director. If the Committee recommends that the Board accept the tendered resignation, the Committee would also recommend to the Board whether to fill the vacancy resulting from the resignation or to reduce the size of the Board.
     In considering a tendered resignation, the Committee would be authorized to consider all factors it deems relevant to the best interests of the Company. These could include:
•	what the Committee believes to be the underlying reasons for the failure of the incumbent director to be re-elected; including whether these reasons relate to the incumbent director’s performance as a director, whether these reasons relate to the Company or another company, and/or whether these reasons are curable;

•	the director’s past and expected future contributions to the Company; and

•	the overall composition of the Board, including whether accepting the resignation could cause the Company to fail to meet any applicable requirements of the Securities and Exchange Commission or NASDAQ.
     The Board would be required to act on the recommendation of the Committee within ninety 90 days following certification of the vote for the shareholders’ meeting at which the incumbent director was not re-elected. In considering the Committee’s recommendation, the Board would be authorized to consider the matters considered by the Committee and such additional matters as the Board deems relevant to the best interests of the Company.
The Board of Directors recommends a vote FOR approval of the amendment to the Company’s Articles of Incorporation to adopt a majority vote standard for uncontested elections of directors and eliminate cumulative voting in elections of directors
PROPOSAL 3 APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON SHARES
     The Articles currently authorize the issuance by the Company of 100,000,000 shares of common stock (as well as 10,000,000 shares of preferred stock). As of March 7, 2007, the Company had outstanding 72,024,555 shares of common stock and options to purchase additional 6,289,080 shares of common stock. Upon review of the Company’s current capital structure, the Board of Directors adopted a resolution proposing an amendment to the Articles to increase the authorized number of shares of common stock to 125,000,000 shares.
     Under this amendment, the first sentence of Article 5 of the Articles would be amended and restated to read in its entirety as follows:
          “The aggregate number of shares which the corporation shall have authority to issue is 125,000,000 shares of Common Stock no par value, and 10,000,000 shares of Preferred Stock with a par value of $.01 per share.”
     While there are no current plans to issue additional shares of common stock beyond the limits currently authorized by the Articles, this proposal would permit the Company to maintain the flexibility of having sufficient authorized common stock for possible stock and convertible debt or equity offerings, acquisitions, stock splits, stock dividends and other corporate purposes.
The Board of Directors recommends a vote FOR approval of the amendment to the Company’s Articles of Incorporation to increase the authorized common shares

PROPOSAL 4 APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Subject to the shareholders’ approval, the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, which served as the Company’s independent registered public accounting firm for the year 2007, to serve as the Company’s independent registered public accounting firm for the year 2008. If the shareholders do not approve this appointment by the affirmative vote of a majority of the votes cast at the meeting by the shareholders entitled to vote, other independent registered public accounting firms will be considered by the Board.
     A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement if the representative desires to do so. The representative is also expected to be available to respond to appropriate questions.
The Board of Directors recommends a vote FOR approval of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm.

PROPOSALS OF SHAREHOLDERS
     It is currently contemplated that the Company’s 2009 Annual Meeting of Shareholders will be held on May 1, 2009. Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2009 must be received by December 19, 2008 in order to be considered for inclusion in the Company’s Proxy Statement and form of proxy related to that meeting. Shareholder proposals should be directed to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement. A proposal that does not comply with the applicable requirements of Rule 14a-8 under the 1934 Act will not be included in the Company’s proxy soliciting material for the 2009 Annual Meeting of Shareholders.
     A shareholder of the Company may wish to have a proposal presented at the 2009 Annual Meeting of Shareholders but not to have the proposal included in the Company’s Proxy Statement and form of proxy relating to that meeting. If notice of any such proposal (addressed to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement) is not received by the Company by March 3, 2009, then such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) promulgated under the 1934 Act and, therefore, the individuals named in the proxies solicited on behalf of the Board of Directors of the Company for use at the Company’s 2009 Annual Meeting of Shareholders will have the right to exercise discretionary voting authority as to that proposal.
     A shareholder may recommend a person as a nominee for director by writing to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement. Recommendations must be received by February 14, 2009, but not before January 15, 2009, in order for a candidate to be considered by the Company’s Governance and Nominating Committee for election at the 2009 Annual Meeting. As set forth in the Company’s By-Laws, each notice of nomination should contain the following information: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the address and principal occupation for the past five years of each nominee; and (d) the written consent of each nominee to serve as a director of the Company if so elected.
HOUSEHOLDING ISSUES
     The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to those shareholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce expenses for companies. While the Company does not utilize householding, we understand that one or more intermediaries will be “householding” the Company’s proxy materials and annual report. If you hold your shares of the Company’s stock through one of these intermediaries, a single proxy statement and annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of each of these documents to you if you send a written request to us at the address appearing on the first page of this Proxy Statement to the attention of our Secretary or if you telephone us at (610) 617-7626. If you hold your shares of the Company’s stock through an intermediary and you want to receive separate copies of our proxy statement and annual report in the future, you should contact your bank, broker or other nominee record holder. If you currently receive multiple copies of the proxy statement and annual report and you would like to receive only one copy for your household in the future, you should contact your broker, bank or other nominee record holder, or you may write to us at the address appearing on the first page of this Proxy Statement to the attention of our Secretary.

Directions to Philadelphia City Line Hilton Hotel
     From NY & NJ (Points North): Take NJ Turnpike South to Exit 6 (Pennsylvania Turnpike). Follow to Exit 20, I-476 South (Mid County/Philadelphia/Chester). Please NOTE: Exit 20 Follows Fort Washington Exit #339 (Exit #’s do not follow in sequential order with other exits). Continue on I-476 south to Exit 16, I-76 East (Philadelphia). Follow to Exit 339 (City Avenue) Hotel is on left at 4th light.
     From South Jersey/Atlantic City: Take NJ Turnpike to Exit 3 or Atlantic City Expressway; follow signs for Philadelphia/Walt Whitman Bridge to I-76 West (Valley Forge). Follow to Exit 339 (City Avenue) — hotel is on left at 4th light.
     From Washington DC & Baltimore (Points South): Take I-95 North to Philadelphia. Follow to Exit 13, I-76 West (Valley Forge). Follow to Exit 339 (City Avenue) — hotel is on left at 4th light.
     From Harrisburg (Points West): Take Pennsylvania Turnpike East (I-76) to Exit 326 (Valley Forge). Continue on I-76 East to Philadelphia. Follow to Exit 339 (City Avenue) — hotel is on left at 4th light.)

Preliminary Copies
ANNUAL MEETING OF SHAREHOLDERS OF PHILADELPHIA CONSOLIDATED HOLDING CORP. May 16, 2008 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 21130303000000000000 7 051608 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEES O Aminta Hawkins Breaux O Michael J. Cascio WITHHOLD AUTHORITY O Elizabeth H. Gemmill FOR ALL NOMINEES O Paul R. Hertel, Jr. O James J. Maguire FOR ALL EXCEPT O James J. Maguire, Jr. (See instructions below) O Michael J. Morris O Shaun F. O’Malley O Donald A. Pizer O Ronald R. Rock O Sean S. Sweeney INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL )EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ( To cumulate your vote for one or more of the above nominee(s), write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) name(s). If you are cumulating your vote for a nominee, do not mark the circle next to such nominee’s name. If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone or the Internet. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN 2. Approval of an amendment to the Company’s Articles of Incorporation to adopt a majority voting standard for Directors in uncontested elections and eliminate cumulative voting. 3. Approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 125,000,000. 4. Approval of Appointment of Independent Registered Public Accounting Firm: Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2008. Unless otherwise specified on this proxy card, this proxy card will authorize the proxies listed to cumulate all votes that the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees for directors, as such proxies shall determine in their sole discretion. THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT THIS PROXY SHALL BE VALID AND MAY BE VOTED WHETHER OR NOT THE SHAREHOLDER’S NAME IS SET FORTH BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION, AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS GIVEN OR OTHER DEFECT OF SIGNATURE EXISTS. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Preliminary Copies
ANNUAL MEETING OF SHAREHOLDERS OF PHILADELPHIA CONSOLIDATED HOLDING CORP. May 16, 2008 PROXY VOTING INSTRUCTIONS MAIL -Date, sign and mail your proxy card in the envelope provided as soon as possible. -OR TELEPHONE -Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718921- 8500 from foreign countries and follow the instructions. Have your proxy card available when you call. -OR INTERNET -Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. -OR IN PERSON -You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 21130303000000000000 7 051608 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: O Aminta Hawkins Breaux O Michael J. Cascio O Elizabeth H. Gemmill O Paul R. Hertel, Jr. O James J. Maguire O James J. Maguire, Jr. O Michael J. Morris O Shaun F. O’Malley O Donald A. Pizer O Ronald R. Rock O Sean S. Sweeney FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ( ) To cumulate your vote for one or more of the above nominee(s), write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) name(s). If you are cumulating your vote for a nominee, do not mark the circle next to such nominee’s name. If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone or the Internet. 2. 3. 4. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: FOR AGAINST ABSTAIN Approval of an amendment to the Company’s Articles of Incorporation to adopt a majority voting standard for Directors in uncontested elections and eliminate cumulative voting. Approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 125,000,000. Approval of Appointment of Independent Registered Public Accounting Firm: Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2008. Unless otherwise specified on this proxy card, this proxy card will authorize the proxies listed to cumulate all votes that the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees for directors, as such proxies shall determine in their sole discretion. THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT THIS PROXY SHALL BE VALID AND MAY BE VOTED WHETHER OR NOT THE SHAREHOLDER’S NAME IS SET FORTH BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION, AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS GIVEN OR OTHER DEFECT OF SIGNATURE EXISTS. Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corpo rate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Preliminary Copies
0 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PHILADELPHIA CONSOLIDATED HOLDING CORP. The undersigned shareholder hereby appoints James J. Maguire, Jr. and Craig P. Keller, or either one of them, the proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of Philadelphia Consolidated Holding Corp. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Friday, May 16, 2008 at 10:00 a.m. EDT and at any and all adjournments thereof, with all the powers the undersigned would possess if the undersigned were present. The undersigned shareholder instructs the proxies to vote as specified on this proxy on the matters described in the Company’s Proxy Statement dated April 15, 2008. Proxies will be voted as instructed. If no choice is specified, this proxy will be voted for the election of the Company’s nominees as Directors (including the election of any person to the Board of Directors where a nominee named in the Proxy Statement is unable or will not serve); for the approval of an amendment to the Company’s Articles of Incorporation to adopt a majority voting standard for Directors in uncontested elections and eliminate cumulative voting; for the approval of an amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 125,000,000; and for the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. By execution of this proxy, the undersigned shareholder confers upon the above-appointed proxies the discretionary authority to vote upon any other matters which may properly come before the meeting. The undersigned acknowledges receipt of the Proxy Statement and Notice of said meeting, both dated April 15, 2008, and the Company’s 2007 Annual Report to Shareholders. (Continued and to be signed on reverse side.) 14475